Exhibit 4.1

POCML 7 INC.

AND

VERDERA ENERGY CORP.

AND

HAYWOOD SECURITIES INC.

AND

SCP RESOURCE FINANCE LP

AND

ODYSSEY TRUST COMPANY

SUBSCRIPTION RECEIPT AGREEMENT

Providing for the Issue of Subscription Receipts

Dated February 12, 2026

Table of Contents

ARTICLE 1 – INTERPRETATION	6

1.1	Definitions	6

1.2	Interpretation	11

1.3	Headings, Etc	11

1.4	Day not a Business Day	11

1.5	Monetary References	11

1.6	Conflict	11

1.7	Meaning of “outstanding” for Certain Purposes	11

ARTICLE 2 – ISSUANCE AND PAYMENT OF SUBSCRIPTION RECEIPTS	12

2.1	Issue of Subscription Receipts	12

2.2	Payment Acknowledgement	12

2.3	Terms and Issue of Subscription Receipts	13

2.4	Fractional Subscription Receipts	15

2.5	Register for Subscription Receipts	17

2.6	Registers Open for Inspection	17

2.7	Holder not a Shareholder	18

2.9	Signing of Subscription Receipt Certificates	18

2.10	Signature	18

2.11	Authentication not Representation	18

2.12	Issue in Substitution for Subscription Receipt Certificates Lost, etc	18

2.13	Exchange of Subscription Receipt Certificates	19

2.14	Transfer and Ownership of Subscription Receipts	19

2.15	Amounts to be Held in Escrow	19

2.16	Transfer Restrictions for U.S. Holders	21

2.17	Cancellation of Surrendered Subscription Receipt Certificates	21

ARTICLE 3 – ISSUANCE OF UNDERLYING COMMON SHARES OR REFUND OF SUBSCRIPTION PRICE	22

3.1	Escrow Release Notice	22

3.2	Release of the Escrowed Funds	22

3.3	Issue of Underlying Shares and Payment Thereon	23

3.4	Fractions	23

3.5	Payment on Termination	23

3.6	Calculations	24

ARTICLE 4 – ADJUSTMENT	25

4.1	Definitions	25

4.2	Adjustment	25

4.3	Notice of Certain Events	27

4.4	Protection of Subscription Receipt Agent	27

ARTICLE 5 – INVESTMENT OF ESCROWED FUNDS AND PAYMENT OF INTEREST	27

5.1	Deposit of Escrowed Proceeds in Escrow	27

5.2	Investment of the Escrowed Proceeds	28

5.3	Segregation of the Escrowed Funds	29

5.4	Payment of Interest	29

ARTICLE 6 – RIGHTS OF THE CORPORATION AND COVENANTS	29

6.1	Optional Purchases by the Corporation	29

6.2	General Covenants	29

6.3	Subscription Receipt Agent’s Remuneration, Expenses and Indemnification	30

6.4	Performance of Covenants by the Subscription Receipt Agent	30

6.5	Accounting	30

6.6	Payments by the Subscription Receipt Agent	30

6.7	Regulatory Matters	31

ARTICLE 7 – ENFORCEMENT	31

7.2	Immunity of Shareholders, etc	31

7.3	Limitation of Liability	31

ARTICLE 8 – MEETINGS OF THE HOLDERS	31

8.1	Right to Convene Meetings	31

8.2	Notice	32

8.3	Chairperson	32

8.4	Quorum	32

8.5	Power to Adjourn	32

8.6	Show of Hands	32

8.7	Poll and Voting	33

8.8	Regulations	33

8.9	The Corporation and Subscription Receipt Agent may be Represented	34

8.10	Powers Exercisable by Special Resolution	34

8.11	Meaning of Special Resolution	35

8.12	Powers Cumulative	36

8.13	Minutes	36

8.14	Instruments in Writing	36

8.15	Binding Effect of Resolutions	36

8.16	Holdings by the Corporation Disregarded	36

ARTICLE 9 – SUPPLEMENTAL AGREEMENTS	36

9.1	Provision for Supplemental Agreements for Certain Purposes	36

9.2	Successor Entity	37

ARTICLE 10 – CONCERNING THE SUBSCRIPTION RECEIPT AGENT	38

10.1	Rights and Duties of the Subscription Receipt Agent	38

10.2	Evidence, Experts and Advisers	39

10.3	Documents, Monies, etc. Held by the Subscription Receipt Agent	40

10.4	Actions by the Subscription Receipt Agent to Protect Interest	40

10.5	The Subscription Receipt Agent not Required to Give Security	40

10.6	Protection of the Subscription Receipt Agent	40

10.7	Replacement of Subscription Receipt Agent; Successor by Merger	41

10.8	Conflict of Interest	42

10.9	Tax Reporting	42

10.10	Acceptance of Appointment	42

10.11	Subscription Receipt Agent Not to be Appointed Receiver	42

10.12	Anti-money Laundering	42

10.13	Privacy	43

10.14	Force Majeure	43

ARTICLE 11 – GENERAL	44

11.1	Notice to the Corporation, the Subscription Receipt Agent	44

11.2	Notice to the Holders	46

11.3	Evidence of Ownership	46

11.4	Satisfaction and Discharge of Agreement	46

11.5	Provisions of Agreement and Subscription Receipts for the Sole Benefit of Parties and the Holders	47

11.6	Subscription Receipts Owned by the Corporation - Certificate to be Provided	47

11.7	Applicable Law	47

11.8	Invalidity, Etc	47

11.9	Successors and Assigns	47

11.10	Time of Essence	47

11.11	Counterparts	47

11.12	English Language	47

SCHEDULE A	50

SCHEDULE B	56

SCHEDULE C	58

SUBSCRIPTION RECEIPT AGREEMENT

THIS SUBSCRIPTION RECEIPT AGREEMENT is dated as of February 12, 2026.

BETWEEN:

POCML 7 INC., a corporation duly incorporated under the laws of the Province of Ontario (the “Corporation”)

– and –

VERDERA ENERGY CORP. a corporation duly incorporated under the laws of the Province of British Columbia (“Verdera”)

– and –

HAYWOOD SECURITIES INC. (“Haywood”)

– and –

SCP RESOURCE FINANCE LP (“SCP”, together with Haywood, the “Co-Lead Agents”)

– and –

ODYSSEY TRUST COMPANY, a trust company authorized to carry on business in all provinces and territories of Canada (the “Subscription Receipt Agent”)

WHEREAS the Corporation proposes to create, issue and sell on a commercially reasonable efforts agency basis Subscription Receipts at a price of $1.00 per Subscription Receipt, in one or more private placement closings (the “Offering”) for gross proceeds of up to $23,000,000 (including subscription receipts to be issued concurrently by Verdera Energy Corp. (“Verdera”)), with each Subscription Receipt representing the right of the holder thereof to acquire one Resulting Issuer Share, subject to certain adjustments and satisfaction and or waiver of the Escrow Release Conditions, for no additional consideration in the manner herein set forth.

AND WHEREAS the Corporation has agreed that:

(a)	pending the satisfaction of the Escrow Release Conditions, the Escrowed Proceeds are to be delivered to and held by the Subscription Receipt Agent as escrow agent hereunder, unless otherwise directed, and invested in the manner set out herein;

(b)	if the Escrow Release Conditions are satisfied at or before the Escrow Release Deadline, the Holders will be entitled to receive, without payment of additional consideration or the undertaking of any further action on the part of the Holders, one Resulting Issuer Share (subject to certain adjustments) for each Subscription Receipt then held;

(c)	if the Escrow Release Conditions are not satisfied at or before the Escrow Release Deadline, the Subscription Receipt Agent shall return the Escrowed Funds, to the Co-Lead Agents or the Holders on a pro rata basis (less any applicable bank fees), as directed by the Co-Lead Agents; and

(d)	Verdera shall be responsible and liable to the Holders for any shortfall between the aggregate Subscription Price paid by the original purchasers of the Subscription Receipts and the amount of the Escrowed Funds.

AND WHEREAS the Subscription Receipts are being issued by the Corporation in connection with a business combination transaction involving the Corporation, Verdera and 1564752 B.C. Ltd. (“SubCo”), a wholly-owned subsidiary of the Corporation, whereby all of the common shares in the capital of Verdera will be exchanged for Resulting Issuer Shares (the “Proposed Transaction”), pursuant to the terms of the Amalgamation Agreement;

AND WHEREAS the Subscription Receipt Agent hereby agrees to act as subscription receipt agent in accordance with the provisions hereof;

AND WHEREAS the Subscription Receipt Agent has agreed to act as registrar for the Subscription Receipts and as escrow agent to receive the Escrowed Funds;

AND WHEREAS all things necessary have been done and performed to make the Subscription Receipts, when Authenticated by the Subscription Receipt Agent and issued as provided in this Agreement, legal, valid and binding obligations of the Corporation with the benefits of, and subject to, the terms of this Agreement;

AND WHEREAS the foregoing recitals are made as statements of fact by the Corporation and not by the Subscription Receipt Agent.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the foregoing recitals forming an integral part of this Agreement, the parties hereto hereby declare and agree with each other as follows:

ARTICLE 1 – INTERPRETATION

1.1	Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings, namely:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

(c)	“Affiliate” has the same meaning as set forth in National Instrument 45-106 – Prospectus Exemptions;

(d)	“Agency Agreement” means the agency agreement to be entered into between the Agents, the Corporation, and Verdera in respect of the Offering;

(e)	“Agents” means the Co-Lead Agents, together with a syndicate of agents;

(f)	“Agreement” means this agreement, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof;

(g)	“Applicable Procedures” means (a) with respect to any transfer or exchange of beneficial ownership interests in, or the exercise of Subscription Receipts represented by, a CDS Subscription Receipt, the applicable rules, procedures or practices of CDS and the Subscription Receipt Agent in effect at the time being, and (b) with respect to any issuance, deposit or withdrawal of Subscription Receipts from or to an electronic position evidencing a beneficial ownership interest in Subscription Receipts represented by a CDS Subscription Receipt, the rules, procedures or practices followed by the Depository and the Subscription Receipt Agent at the time being with respect to the issuance, deposit or withdrawal of such positions;

(h)	“Articles” means the articles and Notice of Articles of the Corporation as the same may be further amended, restated, supplemented or otherwise modified from time to time;

(i)	“Authenticated” means, with respect to the issuance of a Subscription Receipt Certificate, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Subscription Receipt Agent, and “Authenticate”, “Authenticating” and “Authentication” shall have the appropriate correlative meanings;

(j)	“Book Entry Participants” means institutions that participate directly or indirectly in the Depository’s book entry registration system for the Subscription Receipts;

(k)	“Business Day” means any day of the year which is not Saturday or Sunday or a statutory holiday in the Province of British Columbia or the Province of Ontario, or any other day on which Canadian chartered banks in British Columbia are generally closed;

(l)	“Capital Reorganization” has the meaning ascribed thereto in Section 4.2(b);

(m)	“Cash Fee” means a cash commission equal to 5% of the Proceeds, payable as follows: (i) 50% of the Cash Fee shall be payable to the Agents on the Closing Date; and (ii) the remaining 50% of the Cash Fee shall be deposited into escrow and form part of the Escrowed Funds and shall be paid to the Agents upon satisfaction of the Escrow Release Conditions and the release of the Escrowed Funds;

(n)	“CDS Subscription Receipts” means Subscription Receipts representing all or a portion of the aggregate number of Subscription Receipts issued in the name of the Depository, and held as custodian for the beneficial owners of the Subscription Receipts, and represented by an Uncertificated Subscription Receipt, or if requested by the Depository or the Corporation, by a Subscription Receipt Certificate;

(o)	"Closing Date" means the date or dates on which the issue of the Subscription Receipts is completed;

(p)	“Co-Lead Agents” has the meaning ascribed thereto in the recitals to this Agreement;

(q)	“Common Shares” means the common shares in the capital of the Corporation;

(r)	“Consolidation” means the consolidation of the Common Shares to be completed concurrently with closing of the Proposed Transaction, which will result in each old common share of the Corporation being exchanged for 0.656565 of a Resulting Issuer Share;

(s)	“Corporation” has the meaning ascribed thereto in the recitals to this Agreement;

(t)	“Counsel” means a barrister and solicitor or lawyer or a firm of barristers and solicitors or lawyers (who may be counsel to the Corporation), in each case acceptable to the Subscription Receipt Agent;

(u)	“Depository” means CDS Clearing and Depository Services Inc. or such other person as is designated in writing by the Corporation to act as depository in respect of the Subscription Receipts;

(v)	“Designated Office” means the principal stock transfer office of the Subscription Receipt Agent from time to time in the City of Vancouver, Province of British Columbia;

(w)	“Earned Interest” means the interest or other income actually earned, if any, on the investment of the Escrowed Proceeds from, and including, the date hereof to, but excluding, the earlier to occur of the Escrow Release Deadline and the Termination Date;

(x)	“Escrow Release Conditions” means the following, all as satisfied and/or waived:

(i)	the completion or satisfaction or waiver of all conditions-precedent to the Proposed Transaction, other than the release of the Escrowed Funds, to the sole satisfaction of the Co-Lead Agents, on behalf of the Agents, acting reasonably;

(ii)	the receipt of all required shareholder and regulatory approvals (including the approval of the Exchange), as applicable, required in connection with: (i) the Proposed Transaction and (ii) the conditional approval by the Exchange for the listing (subject only to standard listing conditions) of the Resulting Issuer Shares, including any such securities underlying and issuable pursuant to the exercise of compensation options issuable to the Agents;

(iii)	the Corporation, Verdera, and the Co-Lead Agents, on behalf of the Agents, having delivered the Escrow Release Notice to the Subscription Receipt Agent confirming that the conditions set forth in (i) and (ii) above have been met or waived; and

(iv)	Verdera shall have not committed any material breach of the Agency Agreement that has not been cured within 5 days of Verdera’s receipt of written notice from the Co-Lead Agents, on behalf of the Agents, specifying in reasonable detail the nature of such breach;

(y)	“Escrow Release Deadline” means 5:00 p.m. (Toronto time) on the date that is 90 days after the Closing Date, provided that Verdera and the Co-Lead Agents may mutually agree to a one-time additional thirty (30) day extension;

(z)	“Escrow Release Notice” means the joint notice provided by the Corporation, Verdera, and the Co-Lead Agents, on behalf of the Agents, to the Subscription Receipt Agent, substantially in the form attached hereto as Schedule “B”, executed by the Corporation, Verdera, and the Co-Lead Agents, on behalf of the Agents and certifying that the Escrow Release Conditions have been satisfied;

(aa)	“Escrowed Funds” means the Escrowed Proceeds and the Earned Interest thereon at any given time;

(bb)	“Escrowed Proceeds” mean the Proceeds less (i) 50% of the Cash Fee; and (ii) reasonable expenses incurred by the Co-Lead Agents in connection with the Offering;

(cc)	“Exchange” means the TSX Venture Exchange, or a recognized Canadian stock exchange;

(dd)	“Final Bulletin” means the final bulletin issued by the Exchange announcing Exchange approval of the Proposed Transaction;

(ee)	“Holders” means the persons who are registered owners of the Subscription Receipts

(ff)	“Holders’ Request” means an instrument signed in one or more counterparts by Holders holding in the aggregate not less than 25% of the aggregate number of all Subscription Receipts then outstanding, requesting the Subscription Receipt Agent to take some action or proceeding specified therein;

(gg)	“Indemnified Party” has the meaning ascribed thereto in Section 6.3(b)

(hh)	“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including, without limitation, original issuance or registration of transfer of ownership), the Subscription Receipt Agent’s internal procedures customary at such time for the entry, change or deletion made to be completed under the operating procedures followed at the time by the Subscription Receipt Agent;

(ii)	"Offering" has the meaning ascribed thereto in the recitals to this Agreement;

(jj)	“Original Qualified Institutional Buyer” means a Qualified Institutional Buyer that executed and delivered a Qualified Institutional Buyer Investment Letter in connection with their initial purchase of Subscription Receipts from the Corporation;

(kk)	“Permitted Investments” has the meaning ascribed thereto in Section 5.2;

(ll)	“person” includes an individual, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

(mm)	“Proceeds” means the aggregate gross proceeds which may be received in respect of the issuance and sale of the Subscription Receipts;

(nn)	“Proposed Transaction” has the meaning ascribed thereto in the recitals to this Agreement;

(oo)	“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined under Rule 144A;

(pp)	“Qualified Institutional Buyer Investment Letter” means the Qualified Institutional Buyer Investment Letter attached to the subscription agreement pursuant to which the Subscription Receipts were purchased;

(qq)	“Resulting Issuer” means the Corporation, to be renamed “Verdera Energy Corp.” after the completion of the Proposed Transaction;

(rr)	“Resulting Issuer Shares” means the post-Consolidation common shares in the capital of the Resulting Issuer;

(ss)	“Rule 144A” means Rule 144A adopted by the SEC under the 1933 Act;

(tt)	“SEC” means the United States Securities and Exchange Commission;

(uu)	“Shareholder” means a holder of Common Shares;

(vv)	“Subscription Price” means $1.00 per Subscription Receipt;

(ww)	“Subscription Receipt Agent” has the meaning ascribed thereto in the recitals to this Agreement;

(xx)	“Subscription Receipt Certificate” means a certificate evidencing Subscription Receipts substantially in the form attached hereto as Schedule “A” with such appropriate insertions, deletions, substitutions and variations as required or permitted by the terms of this Agreement or as required to comply with any law or the rules of any securities exchange and as the Corporation may deem necessary or desirable;

(yy)	“Subscription Receipts” means the subscription receipts created by and authorized by and issuable under this Agreement, to be issued and Authenticated hereunder as a Subscription Receipt Certificate or Uncertificated Subscription Receipt, and where the context so requires, also means the Subscription Receipts issued and Authenticated hereunder, by way of Subscription Receipt Certificate or Uncertificated Subscription Receipt that have not at the particular time expired, been purchased by the Corporation or been exchanged;

(zz)	“Termination Date” means the date on which a Termination Event occurs;

(aaa)	“Termination Event” means a notice from the Corporation or Verdera to the Co-Lead Agents and the Subscription Receipt Agent, or the announcement by the Corporation or Verdera to the public, that the Corporation or Verdera do not intend to satisfy the Escrow Release Conditions;

(bbb)	“Termination Payment Time” means 5:00 p.m. (Toronto time) on the third Business Day after the Termination Date;

(ccc)	“Uncertificated Subscription Receipt” means any Subscription Receipt which is not issued as a Subscription Receipt Certificate, including any Subscription Receipt held through the Depository’s book entry registration system;

(ddd)	“Underlying Shares” means the Resulting Issuer Shares issuable upon the conversion of the Subscription Receipts;

(eee)	“United States” means the United States of America, its territories and possessions;

(fff)	“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the 1933 Act;

(ggg)	“U.S. Holders” means a Holder who was, at the time of purchase (a) any person in the United States, (b) any U.S. Person or any person that purchased Subscription Receipts for the account or benefit of any U.S. Person, (c) any person who receives or received an offer to acquire such Subscription Receipts while in the United States, and (d) any person who was (or its authorized signatory was) in the United States at the time such person's buy order was made or the subscription agreement pursuant to which such Subscription Receipts were acquired was executed or delivered; and

(hhh)	“Written Request of the Corporation”, “Written Direction of the Corporation”, “Officer’s Certificate” and “Certificate of the Corporation” mean, respectively, a written request, written direction and certificate signed in the name of the Corporation by one or more duly authorized signatories and may consist of one or more instruments so executed.

1.2	Interpretation

In this Agreement:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	references to Sections, Subsections and Schedules refer, unless otherwise specified, to Sections, Subsections and Schedules to, this Agreement;

(c)	words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them; and

(d)	“hereof”, “herein”, “hereby”, “hereunder” and “hereto”, and similar expressions, shall be references to this Agreement.

1.3	Headings, Etc.

The division of this Agreement into Articles, Sections and Subsections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or of a Subscription Receipt Certificate.

1.4	Day not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed and all payments to be made hereunder shall be made in Canadian dollars.

1.6	Conflict

In the event of a conflict or inconsistency between a provision in the body of this Agreement and in any Subscription Receipt Certificate issued hereunder, the provision in the body of this Agreement shall prevail to the extent of the inconsistency.

1.7	Meaning of “outstanding” for Certain Purposes

Every Subscription Receipt Authenticated or countersigned and delivered by the Subscription Receipt Agent hereunder shall be deemed to be outstanding until the earlier of: (i) the satisfaction of the Escrow Release Conditions; and (ii) the Termination Event, provided however that:

(a)	where a Subscription Receipt Certificate has been issued in substitution for a Subscription Receipt Certificate which has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the number of Subscription Receipts outstanding; and

(b)	for the purposes of any provision of this Agreement entitling Holders of outstanding Subscription Receipts to vote, sign consents, requests or other instruments or take any other action under this Agreement, Subscription Receipts owned legally or equitably by the Corporation or any subsidiary of the Corporation thereof, shall be disregarded, except that for the purpose of determining whether the Subscription Receipt Agent shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Subscription Receipts of which the Subscription Receipt Agent has notice that they are so owned shall be so disregarded.

ARTICLE 2 – ISSUANCE AND PAYMENT OF SUBSCRIPTION RECEIPTS

2.1	Issue of Subscription Receipts

(a)	Up to 23,000,000 Subscription Receipts, on the terms and subject to the conditions herein provided, are hereby created and authorized for issue at a price of $1.00 for each Subscription Receipt for maximum gross proceeds of $23,000,000 (including subscription receipts to be issued concurrently by Verdera).

(b)	One Subscription Receipt shall be issued without any further act or formality on the Closing Date, for each $1.00 received by the Corporation as payment therefor and each such Subscription Receipt shall be a fully paid and non-assessable security of the Corporation.

(c)	Subscription Receipt Certificates shall be executed by the Corporation and delivered to the Subscription Receipt Agent, certified by the Subscription Receipt Agent upon the Written Direction of the Corporation and delivered by the Subscription Receipt Agent to the Corporation or to the order of the Corporation pursuant to a Written Direction of the Corporation, without any further act of or formality on the part of the Corporation. Registration of interests in Subscription Receipts held by the Depository may be evidenced by a position appearing on the register for Subscription Receipts of the Subscription Receipt Agent for an amount representing the aggregate number of such Subscription Receipts outstanding from time to time.

(d)	Each Subscription Receipt issued hereunder will entitle the holder thereof, upon the conversion thereof in accordance with the provisions of Article 3 hereof, and without payment of any additional consideration, to be issued one Resulting Issuer Share.

2.2	Payment Acknowledgement

(a)	The Subscription Receipt Agent will acknowledge receipt to the Corporation and Co-Lead Agents, in accordance with Section 2.15, of the aggregate amount of the Escrowed Proceeds in respect of the Subscription Receipts and shall confirm that such funds have been deposited as contemplated by Section 5.1 in a segregated account and, will be invested in accordance with Section 5.1 and Section 5.2 and paid in accordance with Article 3.

(b)	The Corporation and Co-Lead Agents hereby:

(i)	acknowledge that the amounts received by the Subscription Receipt Agent pursuant to Section 2.2(a), as evidenced by the acknowledgement of receipt referred to in Section 2.2(a), represents payment in full of the aggregate Subscription Price for Subscription Receipts issued on such Closing Date, less (i) 50% of the Cash Fee and (ii) reasonable expenses incurred by the Co-Lead Agents in connection with the Offering;

(ii)	irrevocably direct the Subscription Receipt Agent, immediately following the execution and delivery of this Agreement, to, in accordance with written directions of the Corporation certify and deliver one or more Subscription Receipt Certificates representing the Subscription Receipts to be issued hereunder, and for Uncertificated Subscription Receipts, to evidence such uncertificated form by a book position on the register of Holders to be maintained by the Subscription Receipt Agent in accordance with Section 2.6;

(iii)	Notwithstanding anything herein to the contrary, the Subscription Receipt Agent hereby acknowledges that at the Written Direction of the Corporation, up to 23,000,000 Subscription Receipts may be issued by the Subscription Receipt Agent prior to the Subscription Receipt Agent’s receipt of the Escrowed Proceeds therefore, in order to facilitate “delivery against payment” arrangements with certain Holders of Subscription Receipts;

(iv)	The Corporation and Co-Lead Agents confirm the aggregate amount of up to $23,000,000, representing payment in full for the Subscription Receipts issuable pursuant to “delivery against payment” arrangements described in Section 2.2(b)(iii), less (i) 50% of the Cash Fee and (ii) reasonable expenses incurred by the Co-Lead Agents in connection with the Offering, will be paid on or prior to the Business Day following the date hereof; and

(v)	In the event the Corporation or Co-Lead Agents do not cause Escrowed Proceeds for any Subscription Receipts issued pursuant to Section 2.2(b)(iii) to be delivered in accordance with Section 2.2(b)(iv), the Corporation shall provide a Written Direction of the Corporation to the Subscription Receipt Agent to immediately cancel such Subscription Receipts and such Subscription Receipts issued pursuant to Section 2.2(b)(iii) but not paid for shall be immediately terminated.

2.3	Terms and Issue of Subscription Receipts

(a)	Subscription Receipts can be issued in certificated or uncertificated form, will be dated as of the date of issue and will be Authenticated upon the Written Direction of the Corporation. Each Subscription Receipt shall evidence the right of the Holder to receive, without payment of additional consideration or any further action, the securities and/or the amounts specified in Sections 3.3 and 3.5 hereof, as applicable, including:

(i)	if the Escrow Release Deadline occurs: an amount equal to the sum of the aggregate Subscription Price in respect of all of such Holder’s Subscription Receipts and such Holder’s pro rata share of the Earned Interest, less applicable withholding taxes, if any, all in the manner and on the terms and conditions set out in this Agreement. Verdera shall be responsible and liable for any shortfall between (i) the aggregate Subscription Price plus the amount of the Earned Interest of the Subscription Receipts, and (ii) the Escrowed Funds; or

(ii)	if a Termination Event occurs, at the Termination Payment Time: an amount equal to the sum of the aggregate Subscription Price in respect of all of such Holder’s Subscription Receipts and such Holder’s pro rata share of the Earned Interest, less applicable withholding taxes, if any, all in the manner and on the terms and conditions set out in this Agreement. Verdera shall be responsible and liable for any shortfall between (i) the aggregate Subscription Price plus the amount of the Earned Interest of the Subscription Receipts, and (ii) the Escrowed Funds.

(b)	The Subscription Receipt Certificates (including all replacements issued in accordance with this Agreement), if issued, shall be substantially in the form attached hereto as Schedule “A”, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Subscription Receipt Agent, prescribe and such legends as the Corporation may prescribe, and shall be issuable in any whole number denominations.

(c)	Canadian Legend: Subscription Receipt Certificates, as well as all certificates issued in exchange for or in substitution of such Subscription Receipt Certificates or written notices, shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 13, 2026..”

and where required pursuant to the policies of the Exchange, substantially as follows:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE ANDCOMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THESECURITIES REPRESENTED BY THIS CERTIFICATE MAY  NOT BE SOLD,TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGHTHE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADAOR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JUNE 13, 2026.

(d)	United States Legends:

(i)	The Subscription Receipts and the Underlying Shares issuable pursuant to the conversion of the Subscription Receipts have not been and will not be registered under the 1933 Act or under applicable securities laws of any state of the United States;

(ii)	Each Subscription Receipt Certificate issued to a U.S. Holder, other than an Original Qualified Institutional Buyer, and each Subscription Receipt Certificate issued in exchange therefor in substitution or transfer thereof, for so long as required by the 1933 Act or applicable securities laws of any state of the United States, shall bear the following legend:

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF POCML 7 INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITITES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANY OTHER REGISTRATION EXEMPTION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (C) AND (D) EVIDENCED BY AN OPINION OF COUNSEL OF RECOGNIZED STANDING AND IN FORM ACCEPTABLE TO THE COMPANY AND THE TRANSFER AGENT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA OR ELSEWHERE.”

(e)	CDS Subscription Receipts Legend: In addition to the legend set forth in Section 2.3(c), if a Subscription Receipt Certificate representing CDS Subscription Receipts is issued, it shall bear the following additional legend:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO POCML 7 INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

2.4	Book Entry Subscription Receipts

(a)	Re-registration of beneficial interests in Subscription Receipts held by the Depository shall be made only through the book entry registration system and no Subscription Receipt Certificates shall be issued in respect of such Subscription Receipts except where physical certificates evidencing ownership in such Subscription Receipts are required or as set out herein or as may be requested by a Depository, as determined by the Corporation, from time to time. Except as provided in this Section 2.4, owners of beneficial interests in any CDS Subscription Receipts shall not be entitled to have Subscription Receipts registered in their names and shall not receive or be entitled to receive Subscription Receipts in definitive form or to have their names appear in the register referred to in Section 2.6 herein while they are held as book entry only securities with the Depository.

(b)	Notwithstanding any other provision in this Agreement, no CDS Subscription Receipts may be exchanged in whole or in part for Subscription Receipts registered in the name of any person other than the Depository for such CDS Subscription Receipts or a nominee thereof unless:

(i)	the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with the CDS Subscription Receipts and the Corporation is unable to locate a qualified successor;

(ii)	the Corporation determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the CDS Subscription Receipts and the Corporation is unable to locate a qualified successor;

(iii)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor;

(iv)	the Corporation determines that the Subscription Receipts shall no longer be held as CDS Subscription Receipts through the Depository;

(v)	such right is required by applicable law, as determined by the Corporation and the Corporation’s Counsel;

(vi)	the Subscription Receipt is to be Authenticated to or for the account or benefit of a U.S. Holder; or

(vii)	the Corporation so instructs the Subscription Receipt Agent in writing,

following which Subscription Receipts for those Holders requesting such shall be issued to the beneficial owners of such Subscription Receipts or their nominees as directed by the Holder. The Corporation shall provide a certificate of the Corporation giving notice to the Subscription Receipt Agent of the occurrence of any event outlined in this Section 2.4(b), except in the case of Section 2.4(b)(vi).

(c)	Subject to the provisions of this Section 2.4, any exchange of CDS Subscription Receipts for Subscription Receipts which are not CDS Subscription Receipts may be made in whole or in part in accordance with the provisions of Section 2.15, mutatis mutandis. All such Subscription Receipts issued in exchange for CDS Subscription Receipts or any portion thereof shall be registered in such names as the Depository for such CDS Subscription Receipts shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to CDS Subscription Receipts) as the CDS Subscription Receipts or portion thereof surrendered upon such exchange.

(d)	Every Subscription Receipt Authenticated in exchange for or in lieu of a CDS Subscription Receipt or any portion thereof, whether pursuant to this Section 2.4, or otherwise, shall be Authenticated in the form of, and shall be, a CDS Subscription Receipt, unless such Subscription Receipt is registered in the name of a person other than the Depository for such CDS Subscription Receipt or a nominee thereof.

(e)	Notwithstanding anything to the contrary in this Agreement, subject to applicable law, the CDS Subscription Receipt will be issued as an Uncertificated Subscription Receipt unless otherwise requested in writing by the Depository or the Corporation.

(f)	The rights of beneficial owners of Subscription Receipts who hold securities entitlements in respect of the Subscription Receipts through the book entry registration system shall be limited to those established by applicable law and agreements between the Depository and the Book Entry Participants and between such Book Entry Participants and the beneficial owners of Subscription Receipts who hold securities entitlements in respect of the Subscription Receipts through the book entry registration system, and such rights must be exercised through a Book Entry Participant in accordance with the rules and Applicable Procedures of the Depository and the Subscription Receipt Agent.

(g)	Notwithstanding anything herein to the contrary, neither the Corporation nor the Subscription Receipt Agent nor any agent thereof shall have any responsibility or liability for:

(i)	any aspect of the electronic records maintained by the Depository relating to any ownership interests or any other interests (beneficial or otherwise) in the Subscription Receipts or the depository system maintained by the Depository, or payments made on account of any ownership interest (beneficial or otherwise) or any other interest of any person in any Subscription Receipts represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(ii)	for maintaining, supervising or reviewing any records of the Depository or any Book Entry Participant relating to any such interest; or

(iii)	any advice or representation made or given by or with respect to the Depository that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Participant.

(h)	The Corporation may terminate the application of this Section 2.4 in its sole discretion in which case all Subscription Receipts shall be evidenced by Certificates registered in the name of a person other than the Depository.

(i)	For so long as Subscription Receipts are held through the Depository, if any notice or other communication is required to be given to Holders, the Subscription Receipt Agent will give such notices and other communications to the Depository.

2.5	Fractional Subscription Receipts

No fractional Subscription Receipts shall be issued or otherwise provided for hereunder and any fractional interests shall be rounded down to the nearest whole number without any consideration therefor. In calculating such fractional interest, all Subscription Receipts held by the same Holder shall be aggregated.

2.6	Register for Subscription Receipts

The Corporation hereby appoints the Subscription Receipt Agent as registrar and transfer agent of the Subscription Receipts, and the Corporation shall cause to be kept by the Subscription Receipt Agent at the Designated Office, a securities register in which shall be entered the names and addresses of the Holders and the other particulars, prescribed by law, of the Subscription Receipts held by such Holders.

The Corporation shall also cause to be kept by the Subscription Receipt Agent at the Designated Office the register of transfers, and may also cause to be kept by the Subscription Receipt Agent (with the prior approval of the Subscription Receipt Agent), branch registers of transfers in which shall be recorded the particulars of the transfers of Subscription Receipts, registered in that branch register of transfers.

2.7	Registers Open for Inspection

The registers referred to in Section 2.6 shall be open at all reasonable times during regular business hours of the Subscription Receipt Agent on any Business Day for inspection by the Corporation, the Agents, the Subscription Receipt Agent or any Holder. The Subscription Receipt Agent shall, from time to time when requested to do so by the Corporation and upon payment of its reasonable fees, furnish the Corporation with a list of the names and addresses of the Holders entered in the registers kept by the Subscription Receipt Agent and showing the number of Subscription Receipts held by such Holder.

2.8	Holder not a Shareholder

Nothing in this Agreement or in the holding of a Subscription Receipt shall at any time confer or be construed as conferring upon a Holder any right, benefit or interest whatsoever as a Shareholder, including the right to vote at, to receive notice of, or to attend meetings of Shareholders, or the right to receive dividends. Holders are only entitled to exercise the rights and receive the amounts expressly provided for in the applicable Subscription Receipt Certificate and this Agreement on the terms and conditions set forth in this Agreement.

2.9	Subscription Receipts to Rank Pari Passu

Subject to Section 7.2, all Subscription Receipts shall rank pari passu, whatever may be the actual dates of issue of the Subscription Receipts.

2.10	Signing of Subscription Receipt Certificates

The Subscription Receipt Certificates, if issued, shall be signed by an authorized officer or director of the Corporation. The signature of any such authorized officer or director of the Corporation may be printed or otherwise mechanically reproduced electronically and Subscription Receipt Certificates bearing such electronic signatures shall be binding upon the Corporation as if they had been manually signed. Notwithstanding that any person whose manual or electronic signature appears on any Subscription Receipt Certificate may no longer hold office at the date of such Subscription Receipt Certificate or at the date of certification or delivery thereof, any Subscription Receipt Certificate signed as aforesaid shall, subject to Section 2.10, be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Agreement or the Subscription Receipt Certificates in question.

2.11	Signature

No Subscription Receipt Certificate shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Agreement, until it has been Authenticated by signature by or on behalf of the Subscription Receipt Agent substantially in the form of the Subscription Receipt Certificate attached hereto as Schedule “A”. Such Authentication on any such Subscription Receipt Certificate shall be conclusive evidence that such Subscription Receipt Certificate is duly Authenticated and is valid and a binding obligation of the Corporation and that the holder is entitled to the benefits of this Agreement.

2.12	Authentication not Representation

The Authentication by the Subscription Receipt Agent of any Subscription Receipts whether by way of entry on the register or otherwise shall not be construed as a representation or warranty by the Subscription Receipt Agent as to the validity of the Agreement or such Subscription Receipts (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Agreement and the Subscription Receipt Agent shall in no respect be liable or answerable for the use made of the Subscription Receipts or any of them or the proceeds thereof.

2.13	Issue in Substitution for Subscription Receipt Certificates Lost, etc.

(a)	In case any of the Subscription Receipt Certificates shall become mutilated or be lost, destroyed or stolen, the Corporation, subject to applicable law and compliance with Section 2.12(b), shall issue, and thereupon the Subscription Receipt Agent shall certify and deliver, a new Subscription Receipt Certificate of like tenor and form as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Subscription Receipt Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Subscription Receipt Certificate, and the substituted Subscription Receipt Certificate shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Subscription Receipt Certificates issued or to be issued hereunder.

(b)	The applicant for the issue of a new Subscription Receipt Certificate pursuant to this Section 2.12 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Subscription Receipt Agent such evidence of ownership and of the loss, destruction or theft of the Subscription Receipt Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Subscription Receipt Agent each in their sole discretion, and such applicant shall also be required to furnish an indemnity and surety bond or other security in amount and form satisfactory to the Corporation and the Subscription Receipt Agent each in their sole discretion and shall pay the reasonable charges of the Corporation and the Subscription Receipt Agent in connection therewith.

2.14	Exchange of Subscription Receipt Certificates

(a)	Subscription Receipt Certificates may, upon compliance with the reasonable requirements of the Subscription Receipt Agent, be exchanged for another Subscription Receipt Certificate or Subscription Receipt Certificates entitling the Holder thereof to, in the aggregate, the same number of Subscription Receipts as represented by the Subscription Receipt Certificates so exchanged.

(b)	Subscription Receipt Certificates may be surrendered for exchange only at the Designated Office of the Subscription Receipt Agent during regular business hours of the Subscription Receipt Agent on a Business Day.

(c)	Except as otherwise herein provided, the Subscription Receipt Agent may charge to the Holder requesting an exchange a reasonable fee for each new Subscription Receipt Certificate issued in exchange for Subscription Receipt Certificate(s). Payment of such charges and reimbursement of the Subscription Receipt Agent or the Corporation for any and all stamp taxes or governmental or other charges required to be paid shall be made by such Holder as a condition precedent to such exchange.

(d)	Any Subscription Receipt Certificate tendered for exchange shall be cancelled by the Subscription Receipt Agent.

2.15	Transfer and Ownership of Subscription Receipts

(a)	Subject to Section 2.14(b), the Subscription Receipts may only be transferred on the register kept at the Designated Office of the Subscription Receipt Agent by the Holder or its legal representatives or its attorney duly appointed by an instrument in writing upon (1) in the case of a Subscription Receipt Certificate, surrendering to the Subscription Receipt Agent at the Designated Office the Subscription Receipt Certificates representing the Subscription Receipts to be transferred along with a duly completed form of transfer (in the form attached to the Subscription Receipt Certificate as set out in Schedule “A”), (2) in the case of Book Entry Subscription Receipts, in accordance with Applicable Procedures prescribed by the Depository under the book entry registration system; (3) in the case of Uncertificated Subscription Receipts, surrendering to the Subscription Receipt Agent at the Subscription Receipt Agency, instruction from the holder in form reasonably satisfactory to the Subscription Receipt Agent; and (4) upon compliance with:

(i)	the conditions herein;

(ii)	such reasonable requirements as the Subscription Receipt Agent may prescribe; and

(iii)	all applicable securities legislation and requirements of regulatory authorities;

and such transfer shall be duly noted in such register by the Subscription Receipt Agent. Upon compliance with such requirements, the Subscription Receipt Agent shall issue to the transferee of a Certificated Subscription Receipt, a Subscription Receipt Certificate, and to the transferee of an Uncertificated Subscription Receipt, an Uncertificated Subscription Receipt (or it shall Authenticate and deliver a Certificated Subscription Receipt instead, upon request), representing the Subscription Receipts transferred and the transferee of a Book Entry Subscription Receipt shall be recorded through the relevant Book Entry Participant in accordance with the book entry registration system as the entitlement holder in respect of such Subscription Receipts. Transfers within the systems of the Depository are not the responsibility of the Subscription Receipt Agent and will not be noted on the register maintained by the Subscription Receipt Agent.

In the case of a Subscription Receipt Certificate, upon surrender for registration of transfer of Subscription Receipts at the Designated Office of the Subscription Receipt Agent, the Corporation shall issue and thereupon the Subscription Receipt Agent shall: Authenticate and deliver, in accordance with its Internal Procedures, a new Subscription Receipt Certificate of like tenor in the name of the designated transferee. If less than all the Subscription Receipts evidenced by the Subscription Receipt Certificate(s) so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Subscription Receipt Certificate registered in its name evidencing the Subscription Receipts not transferred. However, notwithstanding the foregoing, Subscription Receipts shall only be transferred upon:

(i)	payment to the Subscription Receipt Agent of a reasonable sum for each new Subscription Receipt Certificate issued upon such transfer, and reimbursement of the Subscription Receipt Agent or the Corporation, as applicable, for any and all stamp taxes or governmental or other charges required to be paid in respect of such transfer; and

(ii)	such reasonable requirements as the Subscription Receipt Agent may prescribe;

and all such transfers contemplated in Section 2.14(a)(i) shall be duly noted in such register by the Subscription Receipt Agent.

(b)	The Corporation and the Subscription Receipt Agent will deem and treat the registered holder of any Subscription Receipt as the beneficial owner thereof for all purposes and neither the Corporation nor the Subscription Receipt Agent shall be affected by any notice to the contrary.

(c)	The Subscription Receipt Agent will promptly advise the Corporation of any requested transfer of Subscription Receipts. The Corporation will be entitled, and may direct the Subscription Receipt Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Subscription Receipts on the registers referred to in this Section 2.14, if such transfer would constitute a violation of the restrictions on transfer set forth in Section 2.17 or the securities laws of any jurisdiction or the rules, regulations, instruments or policies of any regulatory authority having jurisdiction, or would be contrary to the terms of the Articles or this Agreement.

(d)	Subject to the provisions of this Agreement and applicable law, Holders shall be entitled to the rights and privileges attaching to the Subscription Receipts. Either the issue of Underlying Shares and/or the payment of the amounts described in Section 3.3 or Section 3.5, as applicable, in any case less applicable withholding taxes, if any, all in accordance with the terms and conditions contained in this Agreement, shall discharge all responsibilities of the Corporation and the Subscription Receipt Agent with respect to the Subscription Receipts and neither the Corporation nor the Subscription Receipt Agent shall be bound to inquire into the title of a Holder or a transferee of Subscription Receipts who surrenders a Subscription Receipt Certificate.

2.16	Amounts to be Held in Escrow

Upon the issuance of the Subscription Receipts, the Escrowed Proceeds in respect thereof shall be delivered to the Subscription Receipt Agent, by electronic transfer of funds into a segregated account as directed by the Subscription Receipt Agent to be held pursuant to the terms hereof. The Subscription Receipt Agent hereby agrees to hold the Escrowed Proceeds in escrow and to disburse and deal with the same as provided herein.

2.17	Transfer Restrictions for U.S. Holders

(a)	The parties hereby acknowledge and agree that (i) the Subscription Receipts and the Underlying Shares have not been and will not be registered under the 1933 Act or applicable securities laws of any state of the United States; and (ii) all Subscription Receipts sold to a U.S. Holder are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act and accordingly may not be reoffered, or resold, pledged or otherwise transferred except: (A) to the Corporation; (B) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations; (C) in accordance with Rule 144 under the 1933 Act, if available, and in accordance with applicable securities laws of any state of the United States or (D) pursuant to any other registration exemption under the 1933 Act and in accordance with applicable securities laws of any state of the United States.

(a)	the Corporation confirms that as at the date of execution of this Agreement it does not have a class of securities registered pursuant to Section 12 of the 1934 Act or have a reporting obligation pursuant to Section 13 or 15(d) of the 1934 Act. The Corporation covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the 1934 Act or the Corporation shall incur a reporting obligation pursuant to Section 15(d) of the 1934 Act, or (ii) any such registration or reporting obligation shall be terminated by the Corporation in accordance with the 1934 Act, the Corporation shall promptly deliver to the Subscription Receipt Agent a Certificate of the Corporation notifying the Subscription Receipt Agent of such registration or termination and such other information as the Subscription Receipt Agent may require at the time. The Corporation acknowledges that the Subscription Receipt Agent is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

(b)	No transfer of Subscription Receipts evidenced by a Subscription Receipt Certificate bearing a legend set forth in Section 2.3(d)(ii) or (iii) above shall be made except in accordance with the requirements of such legend and subject to this Agreement.

2.18	Cancellation of Surrendered Subscription Receipt Certificates

All Subscription Receipt Certificates surrendered to the Subscription Receipt Agent pursuant to Sections 2.13, 2.14, 2.15 and 6.1 shall be returned to or received by the Subscription Receipt Agent for cancellation and, if required by the Corporation, the Subscription Receipt Agent shall furnish the Corporation with a cancellation certificate identifying the Subscription Receipt Certificates so cancelled and the number of Subscription Receipts evidenced thereby.

ARTICLE 3 – ISSUANCE OF UNDERLYING COMMON SHARES OR REFUND OF SUBSCRIPTION PRICE

3.1	Escrow Release Notice

If the Escrow Release Conditions set forth in paragraphs (i), (ii), (iii) and (iv) of the definition of Escrow Release Conditions have been satisfied prior to the Escrow Release Deadline, the Corporation shall forthwith cause to be delivered to the Subscription Receipt Agent the Escrow Release Notice, executed by the Corporation, Verdera, and the Co-Lead Agents, on behalf of the Agents, confirming that the Escrow Release Conditions have been satisfied and instructing the Subscription Receipt Agent to cause the issuance to the Holders the Underlying Shares for each Subscription Receipt then outstanding (subject to any applicable adjustment in accordance with Article 4).

3.2	Release of the Escrowed Funds

If the Corporation has delivered the Escrow Release Notice in accordance with Section 3.1 to the Subscription Receipt Agent at or before the Escrow Release Deadline the Corporation shall be entitled to receive from the Subscription Receipt Agent an amount equal to the Escrowed Funds, less any remaining renumeration, expenses and disbursements of the Subscription Receipt Agent. The Subscription Receipt Agent shall deliver the Escrowed Funds referred to in this Section 3.2 to: (A) the Co-Lead Agents, on its own behalf and behalf of the Agents, as the case may be, in an amount that is equal to (1) 50% of the Cash Fee, together with any pro rata interest earned thereon; and (2) any reasonable expenses incurred by the Agents and not already paid by the Corporation on the Closing Date; and (B) the Corporation, as the Corporation may direct, the Escrowed Funds, less the foregoing deductions, as soon as practicable, following receipt of the Escrow Release Notice.

Any notice delivered to the Subscription Receipt Agent must be received by the Subscription Receipt Agent no later than 12:00 p.m. (Toronto time) or any later time as may be agreed to by the Corporation and the Subscription Receipt Agent, acting reasonably, on the day on which the Escrowed Funds are to be released. Any notice received by the Subscription Receipt Agent after such time or received on a day which is not a Business Day will be handled on a commercially reasonable efforts basis and may result in Escrowed Funds being released on the next Business Day.

3.3	Issue of Underlying Shares and Payment Thereon

(a)	If the Corporation has delivered the Escrow Release Notice in accordance with Section 3.1 on or before the Escrow Release Deadline, the Corporation shall cause the Subscription Receipt Agent to issue, or cause to be issued, the Underlying Shares referred to in Section 3.1 to the Holders in exchange for the Subscription Receipts of such Holders.

(b)	Notwithstanding the actual time of delivery of the Underlying Shares pursuant to Section 3.3(a), in the event that the Escrow Release Conditions are satisfied prior to the Escrow Release Deadline, the Underlying Shares shall be and shall be deemed to be automatically issued to Holders in accordance with the right of such Holders as set out in Section 2.1(d) without payment of any additional consideration or further action on the part of the Holder, and such Underlying Shares shall be deemed to be issued upon the satisfaction of the Escrow Release Conditions and the persons to whom such Underlying Shares are to be issued shall be deemed to have become the holders of record of such Underlying Shares upon the conversion of the Subscription Receipts.

(c)	Effective immediately after the Underlying Shares have been, or have been deemed to be, issued as contemplated in Section 3.3(b), all rights evidenced by the Subscription Receipts relating thereto shall be satisfied and the Subscription Receipts relating thereto shall be void and of no value or effect.

(d)	Effective immediately after the Underlying Shares have been, or have been deemed to be, issued as contemplated in Section 3.3(b), the Underlying Shares will be immediately exchanged for Resulting Issuer Shares on a one-for-one basis, for no additional consideration and without any further action by the holders thereof, upon completion of the Proposed Transaction.

3.4	Fractions

Notwithstanding anything herein contained, the Corporation shall not be required, upon the exchange or deemed exchange of a Subscription Receipt, to issue fractions of the Underlying Shares and the number of Underlying Shares to be issued on exchange shall be rounded down to the nearest whole number.

3.5	Payment on Termination

(a)	If a Termination Event occurs, the Corporation shall forthwith notify the Subscription Receipt Agent in writing and deliver to the Subscription Receipt Agent a Written Request of the Corporation to make the payments required pursuant to this Section 3.5, and shall promptly issue a press release, announcing the occurrence of the Termination Event.

(b)	If a Termination Event occurs, the Subscription Receipt registers shall be closed as at 5:00 p.m. (Toronto time) on the date of the Termination Event.

(c)	If a Termination Event occurs, the subscription evidenced by each Subscription Receipt shall be automatically terminated and cancelled and each Holder shall be entitled from and after the Termination Event to receive an amount equal in the aggregate to: (i) the Subscription Price in respect of each of such Holder’s Subscription Receipts; and (ii) such Holder’s pro rata share of the Earned Interest, less applicable withholding taxes, if any, which amount shall be returned by the Subscription Receipt Agent to the Co-Lead Agents or the Holders on or about the Termination Payment Time, as directed by the Co-Lead Agents.

(d)	If a Termination Event occurs, Verdera shall, as soon as practicable, and in any event no later than the Business Day immediately preceding the Termination Payment Time, pay and deliver to the Subscription Receipt Agent in order to enable the Subscription Receipt Agent to effect the payment in full to the Co-Lead Agents or the Holders, as directed by the Co-Lead Agents, of the amounts due to them under Section 3.5(c) above.

(e)	The amount payable to the Co-Lead Agents or each Holder, as directed by the Co-Lead Agents, under Section 3.5(c) shall be satisfied from the Escrowed Funds and the amount paid pursuant to Section 3.5(d). Any amount not satisfied from the Escrowed Funds and the amount paid pursuant to Section 3.5(d) shall be satisfied by Verdera which shall deposit an amount equal to such shortfall with the Subscription Receipt Agent no later than the Business Day immediately preceding the Termination Payment Time. The Subscription Receipt Agent shall only be obliged to make payments under this Section 3.5 to the extent that the Escrowed Funds and the amount paid pursuant to Section 3.5(d) and the monies which have been deposited with it pursuant to this Section 3.5(e) are sufficient.

(f)	The obligation to make the payment of the amount specified in Section 3.5(c) shall be satisfied by mailing payment by cheque payable to the Co-Lead Agents or the Holder at the Holder’s registered address or by making a wire transfer for the account of the Co-Lead Agents or such Holder, all as directed by the Co-Lead Agents.

(g)	Upon the mailing or delivery of any cheque or the making of any wire transfer as provided in Section 3.5(f) (and provided such cheque has been honoured for payment, if presented for payment within six months of the date thereof) and, where an amount has been withheld on account of tax and remitted to the appropriate taxing authority, all rights evidenced by the Subscription Receipts relating thereto shall be satisfied and such Subscription Receipts shall be void and of no value or effect.

3.6	Calculations

The Subscription Receipt Agent shall not be responsible for calculating any amounts owing under Sections 3.3 and 3.5, but shall be entitled to rely absolutely on the Written Request of the Corporation specifying the payments to be made pursuant thereto.

3.7	U.S. Legends

Each certificate representing the Underlying Shares issued to a U.S. Holder, other than an Original Qualified Institutional Buyer, and each certificate issued in exchange therefor in substitution or transfer thereof, for so long as required by the 1933 Act or applicable securities laws of any state of the United States, shall bear the following legend:

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF POCML 7 INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITITES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANY OTHER REGISTRATION EXEMPTION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (C) AND (D) EVIDENCED BY AN OPINION OF COUNSEL OF RECOGNIZED STANDING AND IN FORM ACCEPTABLE TO THE COMPANY AND THE TRANSFER AGENT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA OR ELSEWHERE.”

provided, that if the Underlying Shares are eligible to be sold under clause (B) in the legend above, the legend set forth above may be removed by providing a declaration to the Corporation and its transfer agent in the form attached hereto as Schedule C or as the Corporation may from time to time prescribe, to the effect that the sale of the Underlying Shares is being made in compliance with Rule 904 of Regulation S under the 1933 Act; provided further, that if any of the Underlying Shares are being sold pursuant to (C) of the legend above under Rule 144 of the 1933 Act, the legend may be removed by delivery to the Corporation’s transfer agent of an opinion of counsel of recognized standing satisfactory to the Corporation and its transfer agent to the effect that the legend is no longer required under applicable requirements of the 1933 Act or applicable securities laws of any state of the United States.

ARTICLE 4 – ADJUSTMENT

4.1	Definitions

In this Article 4, references to “record date” refer to the particular time on such relevant date stipulated for such event and otherwise refers to 5:00 p.m. (Toronto time) on such date.

4.2	Adjustment

This Section 4.2 does not apply to the Consolidation. The rights attached to the Subscription Receipts may be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time after the issuance of the Subscription Receipts and before the earlier of the satisfaction of the Escrow Release Conditions and the Escrow Release Deadline, the Corporation:

(i)	subdivides, redivides or changes its outstanding Common Shares into a greater number of Common Shares,

(ii)	reduces, combines, consolidates or changes its outstanding Common Shares into a lesser number of Common Shares, or

(iii)	issues Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or otherwise;

(any of such events in Sections 4.2(a)(i), 4.2(a)(ii) and 4.2(a)(iii) being called a “Common Share Reorganization”), then the number of Underlying Shares with respect to each Subscription Receipt will be adjusted as of the record date at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the number of Underlying Shares theretofore obtainable immediately prior to such record date by a fraction, the numerator of which will be the number of Common Shares outstanding on the record date after giving effect to such Common Share Reorganization and the denominator of which will be the number of Common Shares outstanding on the record date before giving effect to such Common Share Reorganization.

(b)	If at any time after the issuance of the Subscription Receipts and before the earlier of the satisfaction of the Escrow Release Conditions or the Escrow Release Deadline there is a reclassification of Common Shares outstanding or a change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Corporation (including a business combination or exchange of like effect) with or into the Corporation or any other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another entity, or a record date for any of the foregoing events occurs (any of such events being herein called a “Capital Reorganization”), any Holder who is entitled to receive Underlying Shares pursuant to Subscription Receipts then held after the record date or effective date of such Capital Reorganization shall be entitled to receive, and shall accept in lieu of the number of Underlying Shares to which such Holder was theretofore entitled, the aggregate number of Common Shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date of such Capital Reorganization, the Holder had been the registered holder of the number of Underlying Shares to which such Holder was theretofore entitled with respect to the Subscription Receipts subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 4.2, provided however, that no such Capital Reorganization shall be carried into effect unless all necessary steps have been taken to so entitle the Holders. If determined appropriate by the Corporation, acting reasonably, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.2 with respect to the rights and interests thereafter of the Holders to the end that the provisions set forth in this Section 4.2 shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any Common Shares, other securities or other property thereafter deliverable pursuant to the terms of any Subscription Receipt. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the Corporation, acting reasonably and absent manifest error, shall for all purposes be conclusively deemed to be the appropriate adjustment.

(c)	If at any time after the issuance of the Subscription Receipts and prior to the earlier the satisfaction of the Escrow Release Conditions and the Escrow Release Deadline, the Corporation issues or distributes to the holders of all or substantially all of the outstanding Common Shares, cash or securities of the Corporation, including rights, options or warrants to acquire Common Shares or securities convertible into or exchangeable for Common Shares or property or assets, including cash or evidences of indebtedness, other than as a result of a Common Share Reorganization or a Capital Reorganization, or a record date for any of the foregoing events occurs, the Holders will be entitled to receive, and will receive for the same aggregate consideration payable, if any, in addition to the number of Underlying Shares to which such Holder was theretofore entitled, the kind and amount of Common Shares, cash or other securities or property which result from such issue or distribution as if, on the record date at which holders of Common Shares are determined for the purpose thereof, such Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled. Any such transaction will be subject to approval of an Exchange, if applicable.

(d)	The adjustments provided for in this Section 4.2 are cumulative and shall apply to successive subdivisions, consolidations, changes, distributions, issues or other events resulting in any adjustments under the provisions of this Section 4.2.

(e)	In case the Corporation, after the date hereof, shall take any action affecting the Common Shares, other than the actions described in this Section 4.2 which, in the reasonable opinion of the Corporation, would materially affect the rights of the Holders and/or the rights attaching to the Subscription Receipts, then the number of Underlying Shares which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the Corporation may, in its discretion, determine to be equitable to the Holders in such circumstances.

4.3	Notice of Certain Events

(a)	Promptly upon the occurrence of the earlier of the effective date of or the record date for any event referred to in Section 4.2 that requires an adjustment in the number of Underlying Shares, the Corporation shall provide notice to the Holders, file with the Subscription Receipt Agent a Certificate of the Corporation specifying the particulars of the event and, if determinable, the adjustment and computation of the adjustment and the Subscription Receipt Agent may act and rely absolutely on such Certificate of the Corporation.

(b)	If notice has been given under Section 4.3(a) and the adjustment is not then determinable, the Corporation shall promptly, after the adjustment is determinable;

(i)	file with the Subscription Receipt Agent a computation of the adjustment; and

(ii)	give notice to the Holders of the adjustment.

4.4	Protection of Subscription Receipt Agent

The Subscription Receipt Agent:

(a)	shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment when made, or with respect to the method employed in making the same;

(b)	shall not be accountable with respect to the validity or value (or kind or amount) of any Common Shares, or other securities or property which may at any time be issued or delivered upon the conversion of the rights attaching to any Subscription Receipt; and

(c)	shall be entitled to act and rely on any adjustment calculation of the Corporation and the Corporation’s auditors.

ARTICLE 5 – INVESTMENT OF ESCROWED FUNDS AND PAYMENT OF INTEREST

5.1	Deposit of Escrowed Proceeds in Escrow

The Corporation shall direct that the Co-Lead Agents, on its behalf and on behalf of the other Agents, deliver or cause to be delivered the Escrowed Proceeds to the Subscription Receipt Agent by way of electronic wire transfer in immediately available funds. The Subscription Receipt Agent shall immediately place such funds in an interest-bearing segregated bank account in accordance with the provisions of this Article 5. The Corporation acknowledges and agrees that it is a condition of the payment by the Holders of the aggregate Subscription Price that the Escrowed Funds are held by the Subscription Receipt Agent in accordance with the provisions of this Article 5. The Corporation further acknowledges and confirms that it has no interest in the Escrowed Proceeds or in the Earned Interest accrued thereon unless and until the applicable Escrow Release Notice is delivered to the Subscription Receipt Agent. The Subscription Receipt Agent shall retain the Escrowed Proceeds and the Earned Interest accrued thereon for the benefit of the holders of the Subscription Receipts and, upon the delivery of the applicable Escrow Release Notice set out in Section 3.1 hereof, to the Subscription Receipt Agent, retroactively for the benefit of the Corporation and the Agents in accordance with the provisions of this Article 5.

5.2	Investment of the Escrowed Proceeds

Until released in accordance with this Agreement, the Escrowed Proceeds shall be kept segregated in an interest-bearing account of the Subscription Receipt Agent with a Canadian chartered bank and upon receipt of a written direction of the Corporation, shall be deposited in one or more short term obligations of, or guaranteed by, the Government of Canada, a Province of Canada or a Canadian chartered bank or such other approved investments (collectively, “Permitted Investments”). Any direction delivered to the Subscription Receipt Agent must be received by the Subscription Receipt Agent no later than 9:00 a.m. (Toronto time) or any later time as may be agreed to by the Corporation and the Subscription Receipt Agent, acting reasonably, on the day on which the Permitted Investment is to be made. Any direction received by the Subscription Receipt Agent after such time or received on a day which is not a Business Day will be handled on a commercially reasonable efforts basis and may result in the Permitted Investment being made on the next Business Day.

At any time and from time to time, the Corporation will be entitled to direct the Subscription Receipt Agent by Written Request of the Corporation (i) not to make any investment specified in the notice and/or (ii) to withdraw all or any of the Escrowed Funds that may then be invested specified in the Written Request of the Corporation and re-invest such amount in one or more Permitted Investments as specified in such Written Request of the Corporation. With respect to any Written Request of the Corporation relating to a withdrawal, the Subscription Receipt Agent will endeavor to withdraw such amount specified in the notice as soon as reasonably practicable and the Corporation acknowledges and agrees that such specified amount remains at the sole risk of the Corporation prior to and after such withdrawal.

All interest shall be calculated daily and credited to the account(s) within five (5) Business Days of each month-end or sooner, as applicable, and shall become a part of the Escrowed Funds (and any losses, if any, on such investments shall be debited to the Escrowed Funds). Any bank charges and similar fees shall be charged to the Corporation. The Subscription Receipt Agent shall have no responsibility or liability for any diminution of the Escrowed Funds which may result from deposit made pursuant to this Article 5, including any losses resulting from a default by the grantor of the investment or any credit losses (whether or not resulting from such a default), except for losses resulting from its own gross negligence, wilful misconduct or bad faith. In making any payment, the Subscription Receipt Agent shall not be liable for any loss sustained from the early termination of any investment if such early termination is required to enable the Subscription Receipt Agent to make a payment.

The parties hereto acknowledge and agree that the Subscription Receipt Agent will have acted prudently in investing the Escrowed Funds in any Permitted Investment, and that the Subscription Receipt Agent is not required to make any further inquiries in respect of any such investment.

5.3	Segregation of the Escrowed Funds

The Escrowed Proceeds received by the Subscription Receipt Agent and any securities or other instruments received by the Subscription Receipt Agent upon the investment or reinvestment of such Escrowed Proceeds, shall be received as agent for the Holders and the Corporation, as the case may be, and shall be segregated and kept apart by the Subscription Receipt Agent in escrow pursuant to the terms of this Agreement.

5.4	Payment of Interest

Any Earned Interest which is not required to be paid to the Holders pursuant to an express provision hereof shall accrue to the benefit of and belong to the Corporation.

ARTICLE 6 – RIGHTS OF THE CORPORATION AND COVENANTS

6.1	Optional Purchases by the Corporation

Subject to applicable law and stock exchange rules, the Corporation may, from time to time, purchase by private contract or otherwise, for cancellation, any of the Subscription Receipts.

6.2	General Covenants

(a)	The Corporation hereby covenants with the Subscription Receipt Agent and the Co-Lead Agents on behalf of the Agents and the Holders, that so long as any Subscription Receipts remain outstanding:

(i)	it will use its best efforts to maintain its corporate existence;

(ii)	it will make all requisite filings under applicable Canadian securities legislation;

(iii)	it will promptly announce by press release that the Corporation will not satisfy the Escrow Release Conditions or a Termination Event, as the case may be, in accordance with the provisions of this Agreement;

(iv)	it will promptly perform and carry out all of the acts or things to be done by it as provided in this Agreement;

(v)	it will reserve for issuance and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Underlying Shares pursuant to the Subscription Receipts;

(vi)	it will cause the Underlying Shares to be duly issued and delivered in accordance with the Subscription Receipts and the terms hereof and such Underlying Shares will be issued as fully paid and non-assessable Common Shares;

(vii)	it will give notice to the Subscription Receipt Agent for forwarding onto the Holders of any change of name that has been carried out; and

(viii)	it will give notice to the Subscription Receipt Agent and Holders of a default under the terms of this Agreement.

6.3	Subscription Receipt Agent’s Remuneration, Expenses and Indemnification

(a)	Verdera hereby covenants that it will pay to the Subscription Receipt Agent, from time to time, reasonable remuneration for its services hereunder and will pay or reimburse the Subscription Receipt Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Subscription Receipt Agent in the administration or execution of this Agreement (including the reasonable compensation and disbursements of its counsel and all other assistants and advisors not regularly in its employ) both before any default hereunder and thereafter until all duties of the Subscription Receipt Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Subscription Receipt Agent’s gross negligence, wilful misconduct or bad faith. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Subscription Receipt Agent against unpaid invoices and shall be payable on demand.

(b)	Verdera and the Corporation, severally and jointly, hereby indemnifies and holds harmless the Subscription Receipt Agent and its officers, directors, employees and agents (each an “Indemnified Party”) from and against any and all liabilities, losses (excluding loss of profits and consequential damages), costs, claims, actions or demands whatsoever which may be brought against the Subscription Receipt Agent or which it may suffer or incur as a result or arising out of the performance of Verdera’s and the Corporation’s respective duties and obligations under this Agreement, save only in the event of the fraud, gross negligence, wilful misconduct or bad faith of any Indemnified Party. It is hereby understood and agreed that this indemnification shall survive the termination or the discharge of this Agreement or the resignation or replacement of the Subscription Receipt Agent.

6.4	Performance of Covenants by the Subscription Receipt Agent

If the Corporation shall fail to perform any of its covenants contained in this Agreement, the Subscription Receipt Agent may notify the Holders, of such failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Holders of such performance by it. All sums expended or advanced by the Subscription Receipt Agent in so doing shall be repayable as provided in Section 6.3. No such performance, expenditure or advance by the Subscription Receipt Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants contained herein.

6.5	Accounting

The Subscription Receipt Agent shall maintain accurate books, records and accounts of the transactions effected or controlled by the Subscription Receipt Agent hereunder and the receipt, investment, reinvestment and disbursement of the Escrowed Funds, and shall provide to the Corporation records and statements thereof periodically upon written request. The Corporation shall have the right to audit any such books, records, accounts and statements from time to time.

6.6	Payments by the Subscription Receipt Agent

In the event that any funds to be disbursed by the Subscription Receipt Agent in accordance herewith are received by the Subscription Receipt Agent in the form of an uncertified cheque or cheques, the Subscription Receipt Agent shall be entitled to delay the time for disbursement of such funds hereunder until such uncertified cheque or cheques have cleared in the ordinary course of the financial institution upon which the same are drawn. The Subscription Receipt Agent will disburse monies according to this Agreement only to the extent that monies have been deposited with it. The Subscription Receipt Agent shall not under any circumstances be required to disburse funds in excess of the amounts on deposit with the Subscription Receipt Agent at such time of disbursement.

6.7	Regulatory Matters

The Corporation shall file all such documents, notices and certificates and take such steps and do such things as may be necessary under applicable securities laws to permit the issuance of the Underlying Shares in the circumstances contemplated by Section 3.3 such that: (i) such issuance will comply with, or will be exempt from, the prospectus requirements of applicable securities laws in each of the provinces and territories of Canada; and (ii) the first trade in the Resulting Issuer Shares (other than from the holdings of a person who, alone or in combination with others, holds a sufficient number of Common Shares to materially affect control of the Corporation) will not be subject to, or will be exempt from, the prospectus requirements of applicable securities laws in each of the provinces and territories of Canada.

ARTICLE 7 – ENFORCEMENT

7.1	Suits by the Holders

Subject to the powers of the Holders exercisable by special resolution, all or any of the rights conferred upon any Holder by any of the terms of the Subscription Receipts or of this Agreement, or of both, may be enforced by the Holder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Subscription Receipt Agent to proceed in its own name to enforce each and all of the provisions contained herein for the benefit of the Holders.

7.2	Immunity of Shareholders, etc.

The Subscription Receipt Agent and, by acceptance of the Subscription Receipts and as part of the consideration for the issue of the Subscription Receipts, the Holders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or any successor entity for the issue of the Underlying Shares pursuant to any Subscription Receipt or any covenant, agreement, representation or warranty by the Corporation contained herein or in the Subscription Receipt Certificates.

7.3	Limitation of Liability

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any past, present or future directors or shareholders of the Corporation or any successor entity or any of the past, present or future officers, employees or agents of the Corporation or any successor entity, but only the property of the Corporation or any successor entity shall be bound in respect hereof.

ARTICLE 8 – MEETINGS OF THE HOLDERS

8.1	Right to Convene Meetings

The Subscription Receipt Agent may, at any time and from time to time, and shall on receipt of a Written Request of the Corporation or of a Holders’ Request and upon being funded and indemnified to its reasonable satisfaction by the Corporation or by the Holders signing such Holders’ Request, as the case may be, against the cost which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Holders. In the event of the Subscription Receipt Agent failing to so convene a meeting within 30 days after receipt of such Written Request of the Corporation or such Holders’ Request and funding and indemnity given as aforesaid, the Corporation or such Holders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver, Province of British Columbia, or at such other place as may be determined by the Subscription Receipt Agent and approved by the Corporation. Any meeting held pursuant to this Article 8 may be done through a virtual or electronic meeting platform, subject to the Subscription Receipt Agent’s capabilities at the time.

8.2	Notice

At least 21 days’ prior notice of any meeting of the Holders shall be given to the Holders in the manner provided for in Section 11.2 and a copy of such notice shall be sent by mail or e-mail to the Subscription Receipt Agent (unless the meeting has been called by the Subscription Receipt Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the date (which shall be a Business Day) and time when, and the place where, the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Holders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 8.

8.3	Chairperson

An individual (who need not be a Holder) designated in writing by the Subscription Receipt Agent shall be chairperson of the meeting and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Holders present in person or by proxy shall choose some individual present at the meeting to be chairperson.

8.4	Quorum

Subject to the provisions of Section 8.11, at any meeting of the Holders a quorum shall consist of at least one Holder present in person or by proxy and holding, in aggregate, not less than 10% of the then outstanding Subscription Receipts. If a quorum of the Holders shall not be present within 30 minutes from the time fixed for holding of any such meeting, the meeting, if summoned by the Holders or on a Holders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting, the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not hold, in aggregate, at least 10% of the then outstanding Subscription Receipts.

8.5	Power to Adjourn

The chairperson of any meeting at which a quorum of the Holders is present may, with the consent of the Holders present, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6	Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on a special resolution as set out in Section 8.10 shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

8.7	Poll and Voting

(a)	On every special resolution as set out in Section 8.10, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairperson or by one or more of the Holders acting in person or by proxy and holding at least 5% of the Subscription Receipts then outstanding, a poll shall be taken in such manner as the chairperson shall direct. Questions other than those required to be determined by special resolution shall be decided by a majority of the votes cast on the poll.

(b)	On a show of hands, every person who is present and entitled to vote, whether as a Holder or as proxy for one or more absent Holders, or both, shall have one vote. On a poll, each Holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Subscription Receipt then held or represented by such person. A proxy need not be a Holder. In the case of joint Holders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them shall be present in person or by proxy, they shall vote together in respect of Subscription Receipts of which they are joint registered Holders. The chairperson of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Subscription Receipts, if any, that are held or represented by the chairperson.

8.8	Regulations

The Subscription Receipt Agent, or the Corporation with the approval of the Subscription Receipt Agent, may from time to time make, and from time to time, vary such regulations as it shall think fit for:

(a)	the setting of the record date for a meeting of the Holders for the purpose of determining the Holders entitled to receive notice of and vote at such meeting;

(b)	the issue of voting certificates by any bank, trust company or other depository satisfactory to the Subscription Receipt Agent stating that the Subscription Receipt Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual Holders of the Subscription Receipt Certificates specified therein;

(c)	the deposit of voting certificates and instruments appointing proxies at such place and time as the Subscription Receipt Agent, the Corporation or the Holders, convening the meeting, as the case may be, may in the notice convening the meeting direct;

(d)	the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed or transmitted by other electronic means before the meeting to the Corporation or to the Subscription Receipt Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(e)	the form of the instrument of proxy and the manner in which the instrument of proxy must be executed; and

(f)	generally for the calling of meetings of the Holders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Holder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 8.9), shall be the Holders or their counsel or duly appointed proxies of the Holders.

8.9	The Corporation and Subscription Receipt Agent may be Represented

The Corporation, the Agents and the Subscription Receipt Agent, by their respective authorized agents, and employees and counsel for the Subscription Receipt Agent may attend any meeting of the Holders, but shall have no vote as such unless in their capacity as Holder or a proxy of a Holder.

8.10	Powers Exercisable by Special Resolution

In addition to all other powers conferred upon them by any other provisions of this Agreement or by law, the Holders at a duly convened meeting shall, subject to the provisions of Section 8.11, have the power, subject to all applicable regulatory approvals, exercisable from time to time by special resolution:

(a)	to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the Holders or the Subscription Receipt Agent (subject to the consent of the Subscription Receipt Agent) against the Corporation or against its undertaking, property and assets or any part thereof whether such rights arise under this Agreement, the Subscription Receipts or otherwise;

(b)	to amend, alter or repeal any special resolution previously passed or sanctioned by the Holders;

(c)	to direct or to authorize the Subscription Receipt Agent to enforce any of the covenants on the part of the Corporation contained in this Agreement or the Subscription Receipts or to enforce any of the rights of the Holders in any manner specified in such special resolution or to refrain from enforcing any such covenant or right;

(d)	to waive, and to direct the Subscription Receipt Agent to waive, any default on the part of the Corporation in complying with any provisions of this Agreement or the Subscription Receipts either unconditionally or upon any conditions specified in such special resolution;

(e)	to restrain any Holder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Agreement or the Subscription Receipts or to enforce any of the rights of the Holders;

(f)	to direct any Holder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Holder in connection therewith;

(g)	to assent to any modification of, change in or omission from the provisions contained in the Subscription Receipts or this Agreement or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Subscription Receipt Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

(h)	with the consent of the Corporation (such consent not to be unreasonably withheld), to remove the Subscription Receipt Agent or its successor in office and to appoint a new subscription receipt agent to take the place of the Subscription Receipt Agent so removed;

(i)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with the holders of any Common Shares or other securities of the Corporation.

8.11	Meaning of Special Resolution

(a)	The expression “special resolution” when used in this Agreement means, subject as hereinafter provided in this Section 8.11 and in Section 8.14, a resolution proposed to be passed as a special resolution at a meeting of the Holders (including an adjourned or postponed meeting) duly convened for that purpose and held in accordance with the provisions of this Article 8 and passed by the favourable votes of the Holders present in person or by proxy holding not less than 66⅔% of the then outstanding Subscription Receipts represented at the meeting and voted on a poll upon such resolution.

(b)	If, at any meeting called for the purpose of passing a special resolution, a quorum, as described in Section 8.4 hereof, is not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by the Holders or on a Holders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 14 days later, and to such place and time as may be determined by the chairperson. Not less than seven days prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 11.2. Such notice shall state that at the adjourned meeting the Holders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.

(c)	At the adjourned meeting, the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the favourable vote of holders of not less than 66⅔% of the Holders present or represented by proxy at the meeting voted upon on a poll shall be a special resolution within the meaning of this Agreement, notwithstanding that Holders of 10% or more of the Subscription Receipts then outstanding are not present in person or by proxy at such adjourned meeting.

(d)	Votes on a special resolution shall always be given on a poll and no demand for a poll on a special resolution shall be necessary.

8.12	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Agreement stated to be exercisable by the Holders by special resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Holders to exercise such power or powers or combination of powers then or thereafter from time to time.

8.13	Minutes

Minutes of all resolutions and proceedings at every meeting of the Holders shall be made and duly entered in books to be provided from time to time for that purpose by the Corporation, and any such minutes as aforesaid, if signed by the chairperson or the secretary of the meeting at which such resolutions were passed or proceedings had or by the chairperson or secretary of the next succeeding meeting held shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

8.14	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Holders at a meeting held as provided in this Article 8 may also be taken and exercised by an instrument in writing signed in one or more counterparts by such Holders, in person or by attorney duly appointed in writing, (i) holding at least a majority of the then outstanding Subscription Receipts with respect to a resolution that is not a special resolution, and the expression “resolution” when used not as part of “special resolution” in this Agreement shall include an instrument so signed, and (ii) holding at least 66⅔% of the then outstanding Subscription Receipts with respect to a special resolution, and the expression “special resolution” when used in this Agreement shall include an instrument so signed.

8.15	Binding Effect of Resolutions

Every resolution and every special resolution passed in accordance with the provisions of this Article 8 at a meeting of the Holders shall be binding upon all the Holders, whether present at or absent from such meeting, and every instrument in writing signed by the Holders in accordance with Section 8.14 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder and the Subscription Receipt Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

8.16	Holdings by the Corporation Disregarded

In determining whether the Holders are present at a meeting of the Holders for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, special resolution, Holders’ Request or other action under this Agreement, or otherwise for the purposes of any vote taken in accordance with Section 8.6 or 8.7 hereof, Subscription Receipts owned legally or beneficially by the Corporation or any Affiliate of the Corporation shall be disregarded in accordance with the provisions of Section 11.6.

ARTICLE 9 – SUPPLEMENTAL AGREEMENTS

9.1	Provision for Supplemental Agreements for Certain Purposes

From time to time the Corporation, Co-Lead Agents and the Subscription Receipt Agent may, subject to the provisions hereof and subject to regulatory approval, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, agents or representatives, agreements supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Subscription Receipt Agent relying on the advice of Counsel prejudicial to the interests of the Holders;

(b)	giving effect to any special resolution passed as provided in Article 8;

(c)	making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Subscription Receipt Agent relying on the advice of Counsel, prejudicial to the interests of the Holders;

(d)	adding to or altering the provisions hereof in respect of the transfer of Subscription Receipts, making provision for the exchange of Subscription Receipt Certificates, and making any modification in the form of the Subscription Receipt Certificates which does not affect the substance thereof;

(e)	modifying any of the provisions of this Agreement, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Subscription Receipt Agent relying on the advice of counsel, such modification or relief in no way prejudices any of the rights of the Holders or of the Subscription Receipt Agent, and provided further that the Subscription Receipt Agent may in its sole discretion decline to enter into any such supplemental agreement which in its opinion may not afford adequate protection to the Subscription Receipt Agent when the same shall become operative;

(f)	for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Subscription Receipt Agent relying on the advice of counsel, the rights of the Holders or of the Subscription Receipt Agent are in no way prejudiced thereby; and

(g)	providing for the issuance of additional Subscription Receipts hereunder and any consequential amendments hereto as may be required by the Subscription Receipt Agent provided the same are not prejudicial to the interests of the Holders based on the opinion of the Subscription Receipt Agent, relying on the opinion of Counsel.

9.2	Successor Entity

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, merger or transfer (if not the Corporation) shall expressly assume, by supplemental agreement satisfactory in form to the Subscription Receipt Agent and executed and delivered to the Subscription Receipt Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Corporation and the successor entity shall by supplemental agreement satisfactory in term to the Subscription Receipt Agent executed and delivered to the Subscription Receipt Agent, expressly assume those obligations.

ARTICLE 10 – CONCERNING THE SUBSCRIPTION RECEIPT AGENT

10.1	Rights and Duties of the Subscription Receipt Agent

(a)	In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Subscription Receipt Agent shall exercise that degree of care, diligence and skill that a reasonably prudent subscription receipt agent would exercise in comparable circumstances. No provision of this Agreement shall be construed to relieve the Subscription Receipt Agent from liability for its own gross negligence, wilful misconduct or bad faith.

(b)	The obligation of the Subscription Receipt Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Subscription Receipt Agent or the Holders hereunder shall be conditional upon the Holders furnishing, when required by notice by the Subscription Receipt Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Subscription Receipt Agent to protect and to hold harmless the Subscription Receipt Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement shall require the Subscription Receipt Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(c)	The Subscription Receipt Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Holders at whose instance it is acting to deposit with the Subscription Receipt Agent the Subscription Receipts held by them, for which Subscription Receipts the Subscription Receipt Agent shall issue receipts.

(d)	Every provision of this Agreement that by its terms relieves the Subscription Receipt Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of this Section 10.1 and of Section 10.2.

(e)	The Subscription Receipt Agent shall have no duties except those expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of, this Agreement, unless received by it in writing and signed by the other parties hereto and, if its duties herein are affected, unless it shall have given its prior written consent thereto.

(f)	The Subscription Receipt Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement, which documentation does not require the exercise of any discretion or independent judgment.

(g)	The Subscription Receipt Agent shall incur no liability whatsoever with respect to the delivery or non-delivery of any certificates whether delivered by hand, mail or any other means.

(h)	The Subscription Receipt Agent shall not be responsible or liable in any manner whatsoever for the deficiency, correctness, genuineness or validity of any securities deposited with it.

(i)	The Subscription Receipt Agent shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation.

(j)	The Subscription Receipt Agent shall not be bound to do or give any notice or take any act, action, proceeding for the enforcement of any of the obligations of the Corporation under this Agreement unless and until it shall have received a Holders’ Request specifying the act, action or proceeding which the Subscription Receipt Agent is requested to take, nor shall the Subscription Receipt Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Subscription Receipt Agent and, in the absence of any such notice, the Subscription Receipt Agent may for all purposes of this Agreement conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements, or conditions contained herein.

(k)	No duty shall rest with the Subscription Receipt Agent to determine compliance of the transferor or transferee with applicable securities laws. The Subscription Receipt Agent shall be entitled to assume that all transfers are legal and proper.

10.2	Evidence, Experts and Advisers

(a)	In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Corporation shall furnish to the Subscription Receipt Agent such additional evidence of compliance with any provision hereof, and in such form, as the Subscription Receipt Agent may reasonably require by written notice to the Corporation.

(b)	In the exercise of its rights and duties hereunder, the Subscription Receipt Agent may, if it is acting in good faith, act and rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Subscription Receipt Agent pursuant to any provision hereof or pursuant to a request of the Subscription Receipt Agent.

(c)	Whenever it is provided in this Agreement that the Corporation shall deposit with the Subscription Receipt Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Subscription Receipt Agent take the action to be based thereon.

(d)	Whenever applicable legislation requires that evidence referred to in Section 10.2(a) be in the form of a statutory declaration, the Subscription Receipt Agent may accept such statutory declaration in lieu of a Certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by one or more of the Chief Executive Officer or Chief Financial Officer of the Corporation.

(e)	Proof of the execution of an instrument in writing, including a Holders’ Request, by any Holder may be made by the certificate of a commissioner of oaths, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Subscription Receipt Agent may consider adequate and in respect of a corporate Holder, shall include a certificate of incumbency of such Holder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

(f)	The Subscription Receipt Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Subscription Receipt Agent. The Corporation shall pay or reimburse the Subscription Receipt Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

10.3	Documents, Monies, etc. Held by the Subscription Receipt Agent

Any securities, monies, documents of title or other instruments that may at any time be held by the Subscription Receipt Agent pursuant to this Agreement may be placed in the deposit vaults of the Subscription Receipt Agent or of any Canadian chartered bank listed in Schedule I of the Bank Act (Canada) or deposited for safekeeping with any such bank.

10.4	Actions by the Subscription Receipt Agent to Protect Interest

The Subscription Receipt Agent shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Holders.

10.5	The Subscription Receipt Agent not Required to Give Security

The Subscription Receipt Agent shall not be required to give any bond or security in respect of the execution of this Agreement.

10.6	Protection of the Subscription Receipt Agent

By way of supplement to the provisions of any applicable law for the time being it is hereby expressly declared and agreed as follows:

(a)	the Subscription Receipt Agent shall not be liable for or by reason of any statements of fact or recitals in this Agreement or in the Subscription Receipt Certificates (except the representation contained in Section 10.8 or in the certificate of the Subscription Receipt Agent on the Subscription Receipt Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	nothing herein contained shall impose any obligation on the Subscription Receipt Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto;

(c)	the Subscription Receipt Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)	the Subscription Receipt Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees or agents of the Corporation; and

(e)	The Subscription Receipt Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own gross negligence, bad faith or willful misconduct.

10.7	Replacement of Subscription Receipt Agent; Successor by Merger

(a)	The Subscription Receipt Agent may resign its appointment and be discharged from all other duties and liabilities hereunder, subject to this Section 10.7, by giving to the Corporation not less than 30 days prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Holders by special resolution shall have the power at any time to remove the existing Subscription Receipt Agent and to appoint a new subscription receipt agent, subject to the provisions of Section 8.10(h) and 10.7(c).

(b)	In the event of the Subscription Receipt Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation, acting reasonably, shall forthwith appoint a new subscription receipt agent unless a new subscription receipt agent has already been appointed by the Holders; failing such appointment by the Corporation, the retiring Subscription Receipt Agent (at the expense of the Corporation) or any Holder may apply to a justice of the British Columbia Superior Court on such notice as such justice may direct, for the appointment of a new subscription receipt agent; but any new subscription receipt agent so appointed by the Corporation, or by the Court shall be subject to removal as aforesaid by the Holders.

(c)	Any new subscription receipt agent appointed under any provision of this Section 10.7 shall be authorized to carry on the business of a trust company in the Province of British Columbia and, if required by the applicable legislation for any other provinces, in such other provinces. On any such appointment the new subscription receipt agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as subscription receipt agent hereunder. At the request of the Corporation or the new subscription receipt agent, the retiring Subscription Receipt Agent, upon payment of the amounts, if any, due to it pursuant to Section 6.3, shall duly assign, transfer and deliver to the new subscription receipt agent at the expense of the Corporation all property and money held and all records kept by the retiring Subscription Receipt Agent hereunder or in connection herewith.

(d)	Upon the appointment of a successor subscription receipt agent, the Corporation shall promptly notify the Holders thereof in the manner provided for in Section 11.2.

(e)	Any corporation into which the Subscription Receipt Agent is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Subscription Receipt Agent is a party shall become the successor subscription receipt agent under this Agreement, without the execution of any document or any further act; provided that such corporation would be eligible for appointment as a successor subscription receipt agent under Section 10.7(c).

(f)	Any Subscription Receipt Certificate Authenticated but not delivered by a predecessor subscription receipt agent may be delivered by the successor subscription receipt agent in the name of the predecessor or successor subscription receipt agent.

10.8	Conflict of Interest

(a)	The Subscription Receipt Agent hereby represents to the Corporation and to the Agents that, to the best knowledge of the Subscription Receipt Agent, at the time of execution and delivery hereof no material conflict of interest exists between its role as a subscription receipt agent hereunder and its role in any other capacity and hereby agrees that in the event of a material conflict of interest arising hereafter it will, within 30 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its appointment as Subscription Receipt Agent hereunder to a successor subscription receipt agent approved in writing by the Corporation and meeting the requirements set forth in Section 10.7(c). Notwithstanding the foregoing provisions of this Section 10.8(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Subscription Receipts shall not be affected in any manner whatsoever by reason thereof.

(b)	Subject to Section 10.8(a), the Subscription Receipt Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any affiliated entity of the Corporation without being liable to account for any profit made thereby.

10.9	Tax Reporting

The Corporation agrees that, for tax reporting purposes, all interest or other taxable income earned from the investment of the Escrowed Funds in any tax year shall be taxable, and the requisite tax reporting forms shall be issued to the Holders or the Corporation, as the case may be, in the taxation year that it was earned, notwithstanding no such amount has been distributed.

10.10	Acceptance of Appointment

The Subscription Receipt Agent hereby accepts the appointment as subscription receipt agent in this Agreement and agrees to perform its duties as custodian, bailee and agent hereunder upon the terms and conditions herein set forth. The parties confirm that no trust is intended to be, or is or will be, created hereby and that the Subscription Receipt Agent shall owe no duty hereunder as a trustee.

10.11	Subscription Receipt Agent Not to be Appointed Receiver

The Subscription Receipt Agent and any person related to the Subscription Receipt Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

10.12	Anti-money Laundering

(a)	The Corporation hereby represents to the Subscription Receipt Agent that any account to be opened by, or interest to be held by, the Subscription Receipt Agent in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Subscription Receipt Agent’s prescribed form as to the particulars of such third party.

(b)	The Subscription Receipt Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Subscription Receipt Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or economic sanctions, regulation or guideline. Further, should the Subscription Receipt Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or economic sanctions, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Corporation, provided that (i) the Subscription Receipt Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Subscription Receipt Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

10.13	Privacy

The Corporation acknowledges that the Subscription Receipt Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Agreement and other services that may be requested from time to time;

(b)	to help the Subscription Receipt Agent manage its service relationships with such individuals;

(c)	to meet the Subscription Receipt Agent’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Subscription Receipt Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

The Corporation acknowledges and agrees that the Subscription Receipt Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Agreement for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Subscription Receipt Agent shall make available on its website or upon request, including revisions thereto. Some of the personal information may be transferred to service providers in the United States for data processing and/or storage. Further, each party agrees that it shall not provide or cause to be provided to the Subscription Receipt Agent any personal information relating to an individual who is not a party to this Agreement unless that party has assured itself that such individual understands and has consented to the aforementioned terms, uses and disclosures.

10.14	Force Majeure

None of the parties shall be liable to any other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, economic sanctions, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 10.14.

ARTICLE 11 – GENERAL

11.1	Notice to the Corporation, the Subscription Receipt Agent and the Co-Lead Agents

(a)	Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation, the Subscription Receipt Agent or the Co-Lead Agents shall be deemed to be validly given if delivered by hand, courier or if transmitted by email or other electronic means:

(i)	if to the Corporation:

POCML 7 INC.

130 King St. West, Suite 2210

Toronto, Ontario M5X 1E4

Attention : David D’Onofrio, Director

Email:

With copies (which shall not constitute notice) to:

Irwin Lowy LLP

Suite 401, 217 Queen Street West

Toronto ON, M5V 0R2

Attention: Riccardo Forno

Email:

(ii)	to Verdera, to:

Verdera Energy Corp.

c/o 1200 – 750 West Pender St.

Vancouver BC V6C 2t8

Attention: Janet Lee-Sheriff, CEO

Email:

With copies (which shall not constitute notice) to:

Morton Law LLP

c/o 1200 – 750 West Pender St.

Vancouver BC V6C 2T8

Attention: Edward Mayerhofer

Email:

(iii)	if to the Subscription Receipt Agent:

Odyssey Trust Company

Trader’s Bank Building

1100 – 67 Yonge Street Toronto ON

M5E 1J8

Attention: Corporate Trust

E-mail:

(iv)	if to the Co-Lead Agents:

Haywood Securities Inc.

700 – 200 Burrard Street

Vancouver, British Columbia

V6C 3L6

Attention: Kevin Campbell

Email:

and

SCP Resource Finance LP

70 York Street, 7th Floor

Toronto, ON M5J 1S9

Attention: David Wargo

Email:

With copies (which shall not constitute notice) to:

DuMoulin Black LLP

1111 West Hastings St., 15th floor

Vancouver BC V6E 2J3

Attention: David Gunasekera

Email:

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if emailed or otherwise transmitted by electronic means, on the day of transmission or, if received after the close of business of the receiving party or if such day is not a Business Day, on the first Business Day following the day of transmission.

(b)	The Corporation, the Subscription Receipt Agent, or the Co-Lead Agents, as the case may be, may from time to time notify the other parties in the manner provided in Section 11.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation, the Subscription Receipt Agent, or the Co-Lead Agents as the case may be, for all purposes of this Agreement.

11.2	Notice to the Holders

(a)	Any notice to the Holders under the provisions of this Agreement shall be valid and effective if delivered, sent by email or electronic transmission, or sent by letter or circular through the ordinary post addressed to such Holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, five Business Days following actual posting of the notice. Accidental error or omission in giving notice or accidental failure to mail notice to any Holder will not invalidate any action or proceeding founded thereon.

(b)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Holders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Holders or if delivered to the address for such Holders contained in the register of Subscription Receipts maintained by the Subscription Receipt Agent.

(c)	All notices to joint holders of Subscription Receipts may be given to whichever one of the holders is named first in the appropriate register hereinbefore mentioned, and any notice so given shall be sufficient notice to all such joint holders of the Subscription Receipts.

11.3	Evidence of Ownership

The Corporation and the Subscription Receipt Agent may deem and treat the Holder of any Subscription Receipts as the absolute owner thereof for all purposes, and the Corporation and the Subscription Receipt Agent shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by its Subscription Receipts free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder of the Subscription Receipts and all persons may act accordingly. The receipt by any such Holder of the Underlying Shares which may be acquired pursuant to the automatic conversion of Subscription Receipts shall be a good discharge to the Corporation and the Subscription Receipt Agent for the same and none of the Corporation or the Subscription Receipt Agent shall be bound to inquire into the title of any such Holder except where the Corporation or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction.

11.4	Satisfaction and Discharge of Agreement

Upon the date by which (a) all Subscription Receipts have been deemed exercised, or all Subscription Receipts have expired and all Escrowed Funds have been distributed to the appropriate parties as set forth in this Agreement; or (b) all certificates have been issued and delivered hereunder to the Subscription Receipt Agent in accordance with such provisions and all Escrowed Funds have been distributed to the appropriate parties as set forth in this Agreement, this Agreement shall cease to be of any force and effect and the Subscription Receipt Agent, on demand of the Corporation and at the cost and expense of the Corporation and upon delivery to the Subscription Receipt Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Agreement. Notwithstanding the foregoing, the indemnities provided to the Subscription Receipt Agent by the Corporation hereunder shall remain in full force and effect and survive the termination of this Agreement.

11.5	Provisions of Agreement and Subscription Receipts for the Sole Benefit of Parties and the Holders

Nothing in this Agreement or in the Subscription Receipt Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto, the Holders and, subject to Section 7.2, the transferees of Subscription Receipts, as the case may be, any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and, subject to Section 7.2, such transferees.

11.6	Subscription Receipts Owned by the Corporation - Certificate to be Provided

For the purpose of disregarding any Subscription Receipts owned legally or beneficially by the Corporation or any affiliated entity of the Corporation in Section 8.16, the Corporation shall provide to the Subscription Receipt Agent, from time to time, a Certificate of the Corporation setting forth as at the date of such certificate the number of Subscription Receipts owned legally or beneficially by the Corporation or any affiliated entity of the Corporation, and the Subscription Receipt Agent, in making the computations in Section 8.16, shall be entitled to rely on such certificate without requiring further evidence thereof. For greater certainty, the Corporation shall not be required to provide a nil certificate.

11.7	Applicable Law

This Agreement and the Subscription Receipt Certificates shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

11.8	Invalidity, Etc.

Each of the provisions in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any of the other provisions hereof.

11.9	Successors and Assigns

All covenants and agreements in the Agreement by the Corporation shall bind its successors and assigns, whether expressed or not.

11.10	Time of Essence

Time is and shall remain of the essence of this Agreement.

11.11	Counterparts

This Agreement may be executed and delivered in counterparts by facsimile or other electronic form, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

11.12	English Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Agreement and all documents relating thereto, including the form of Subscription Receipt Certificate attached hereto as Schedule “A”, be drawn up in the English language only. Les parties aux présentes reconnaissent avoir accepté et exigé que le présent contrat et tous les documents s’y rapportant y compris, sans restreindre la portée générale de ce qui précède, le formulaire de certificat de reçu de souscription joint aux présentes à titre d’annexe A, soient rédigés en langue anglaise seulement.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the parties have executed this Agreement.

POCML 7 INC.

Per:
Authorized Signing Officer

VERDERA ENERGY CORP.

Per:
Authorized Signing Officer

HAYWOOD SECURITIES INC.

Per:
Authorized Signing Officer

SCP RESOURCE FINANCE LP

Per:
Authorized Signing Officer

ODYSSEY TRUST COMPANY

Per:
Authorized Signing Officer

Per:
Authorized Signing Officer

SCHEDULE A

FORM OF SUBSCRIPTION RECEIPT CERTIFICATE

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 13, 2026.”

[Certificates required to bear the legend set forth in Section 2.3(d) of the Subscription Receipt Agreement shall bear the following additional legends:]”

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF POCML 7 INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITITES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANY OTHER REGISTRATION EXEMPTION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (C) AND (D) EVIDENCED BY AN OPINION OF COUNSEL OF RECOGNIZED STANDING AND IN FORM ACCEPTABLE TO THE COMPANY AND THE TRANSFER AGENT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA OR ELSEWHERE.”

[Certificates required to bear the legend set forth in Section 2.3(e) of the Subscription Receipt Agreement shall bear the following additional legends:]

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO POCML 7 INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

POCML 7 INC.

(a Corporation existing under the laws of the Province of Ontario)

Subscription Receipt	Certificate for
Certificate No. [●]	Subscription Receipts, each entitling the holder to acquire one (1) Underlying Share (subject to adjustment as provided for in the Agreement (as defined below)
	CUSIP:	69291G115
	ISIN:	CA69291G1155

THIS IS TO CERTIFY THAT for value received

(the “Holder”) is the registered holder of Subscription Receipts specified above. The Subscription Receipts represented by this certificate (the “Subscription Receipt Certificate”) are issued pursuant to a Subscription Receipt Agreement (the “Subscription Receipt Agreement”) dated the 12th day of February, 2026 among POCML 7 Inc. (“the Corporation”), Verdera Energy Corp., Haywood Securities Inc. and SCP Resource Finance LP (together, the “Co-Lead Agents”) and Odyssey Trust Company (the “Subscription Receipt Agent”). Capitalized terms used in the Subscription Receipt Agreement have the same meaning herein as therein, unless otherwise defined.

The sale of the Subscription Receipts is being completed in connection with the Proposed Transaction.

Concurrently with closing of the Proposed Transaction, the Corporation will consolidate its common shares such that each old common share of the Corporation will be exchanged for 0.656565 of a new common share (each whole share being a “Resulting Issuer Share”). Upon satisfaction of the Escrow Release Conditions at or before the Escrow Release Deadline, the Subscription Receipts represented by this Subscription Receipt Certificate will entitle the holder to receive, without payment of additional consideration or further action, one fully paid and non-assessable Resulting Issuer Share (the “Underlying Shares”) on the Release Date and the holder will be a holder of the Underlying Shares issuable pursuant to such Subscription Receipts without the taking of any further action by the holder or payment of additional consideration.

On and after the date of issuance of the Underlying Shares pursuant to the Subscription Receipts represented by this Subscription Receipt Certificate, the holder will have no rights hereunder except to the Underlying Shares issued to such holder.

Pursuant to the Subscription Receipt Agreement, the “Release Date” is the date, or the Business Day following such date, on which the Subscription Receipt Agent receives the Escrow Release Notice in the form required under the Subscription Receipt Agreement, which notice will inform the Subscription Receipt Agent of the satisfaction or waiver of the Escrow Release Conditions and will instruct the Subscription Receipt Agent to pay the Escrowed Funds in accordance with the Subscription Receipt Agreement.

In the event that (i) the Corporation or Verdera advises the Co-Lead Agents and the Subscription Receipt Agent or announces to the public that it does not intend to satisfy the Escrow Release Conditions at or before the Escrow Release Deadline, or (ii) the Escrow Release Notice is not delivered to the Subscription Receipt Agent at or before the Escrow Release Deadline, the Subscription Receipts represented by this Subscription Receipt Certificate shall, without any action on the part of the holder (including the surrender of this Subscription Receipt Certificate), be terminated and cancelled by the Subscription Receipt Agent as of the Termination Time. In such event, the holder shall thereafter have no rights hereunder except to receive the amount equal to the aggregate Subscription Price for the Subscription Receipts represented by this Subscription Receipt Certificate (together with a pro rata share of Earned Interest thereon (less any withholding tax required to be withheld in respect thereof)) in accordance with the Subscription Receipt Agreement.

The Subscription Receipts and the Underlying Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state of the United States and are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act and may be offered, sold, pledged, or otherwise transferred, directly or indirectly, only pursuant to a registration statement effective under the 1933 Act or pursuant to an exemption from registration thereunder and similar exemptions under all applicable securities laws of any state of the United States.

Reference is hereby made to the Subscription Receipt Agreement and any and all other instruments supplemental or ancillary thereto for a full description of the rights of the Holders and the terms and conditions upon which such Subscription Receipts are, or are to be, issued and held, all to the same effect as if the provisions of the Subscription Receipt Agreement and all instruments supplemental or ancillary thereto were herein set forth, and to all of which provisions the Holder of these Subscription Receipts by acceptance hereof assents. In the event of a conflict or inconsistency between the terms of the Subscription Receipt Agreement and this Subscription Receipt Certificate, the terms of the Subscription Receipt Agreement shall prevail to the extent of the inconsistency.

The Subscription Receipt Agreement provides for adjustment in the number of Underlying Shares to be issued for Subscription Receipts in certain events therein set forth. The Subscription Receipt Agreement contains provisions making binding upon all Holders of Subscription Receipts outstanding thereunder resolutions passed at meetings of such Holders held in accordance with such provisions therein set forth.

The holding of the Subscription Receipts evidenced by this Subscription Receipt Certificate shall not constitute the Holder hereof a shareholder of the Corporation or the Resulting Issuer or entitle such Holder to any right or interest in respect thereof except as expressly provided herein and in the Subscription Receipt Agreement.

The Subscription Receipts evidenced by this certificate may be transferred on the register kept at the offices of the Subscription Receipt Agent by the registered holder hereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Subscription Receipt Agent, only in compliance with the terms of the Subscription Receipt Agreement and upon payment of the charges provided for in the Subscription Receipt Agreement and upon compliance with such reasonable requirements as the Subscription Receipt Agent may prescribe. The transfer register shall be closed at 5:00 p.m. (Toronto time) on the date of a Termination Event.

Time shall be of the essence hereof. This Subscription Receipt Certificate is governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

[Balance of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF POCML 7 INC.. has caused this Subscription Receipt Certificate to be signed by its duly authorized representative as of the 12th day of February, 2026.

POCML 7 INC.

By:
Authorized Signatory

Countersigned and Registered by:
ODYSSEY TRUST COMPANY

By:
Authorized Signatory

FORM OF TRANSFER

Odyssey Trust Company
Trader’s Bank Building
1100 – 67 Yonge Street
Toronto ON M5E 1J8

Attn: Corporate Trust

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name, address and Social Insurance Number/Social Security Number of Transferee) the Subscription Receipts represented by this Subscription Receipt Certificate and hereby irrevocable constitutes and appoints as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Subscription Receipts.

In the case of a Subscription Receipt Certificate owned by an original purchaser of Subscription Receipts in the United States, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A)	the transfer is being made only to the Corporation; or

☐	(B)	the transfer is being made outside the United States in compliance with Rule 904 of Regulation S under the 1933 Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule “C” to the Subscription Receipt Agreement, and if required, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Subscription Receipt Agent to such effect; or

☐	(C)	the transfer is being made pursuant to Rule 144 under the 1933 Act and the holder has delivered an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Subscription Receipt Agent to such effect; or

☐	(D)	the transfer is being made pursuant an exemption from the registration requirements of the 1933 Act and the holder has delivered an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Subscription Receipt Agent to such effect.

DATED this          day of                    , 20        .

SPACE FOR GUARANTEES OF SIGNATURES (BELOW))
)
	)	Signature of Transferor
)
)
Guarantor’s Signature/Stamp	)	Name of Transferor
)

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

●      Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

●      Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

●      Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR U.S. RESIDENTS ONLY

Consistent with U.S. IRS regulations, Odyssey Trust Company is required to request cost basis information from U.S. securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

SCHEDULE B

FORM OF ESCROW RELEASE NOTICE

TO:	ODYSSEY TRUST COMPANY, in its capacity as the subscription receipt agent (the “Subscription Receipt Agent”) for subscription receipts of POCML 7 Inc. (the “Corporation”).

Reference is made to the Subscription Receipt Agreement dated the 12th day of February, 2026 between the undersigned, Haywood Securities Inc., SCP Resource Finance LP and the Subscription Receipt Agent (the “Subscription Receipt Agreement”). Capitalized terms used herein without definition having the meanings specified in the Subscription Receipt Agreement.

In accordance with Section 3.1 of the Subscription Receipt Agreement, this notice is provided to advise you that each of the Escrow Release Conditions have been satisfied in full or waived in accordance with the Subscription Receipt Agreement.

In accordance with Section 3.2 of the Subscription Receipt Agreement, you are hereby irrevocably directed in your capacity as Subscription Receipt Agent, to release the Escrowed Funds as follows:

a)	as to $ ___________________ to Odyssey Trust Company, equal to its reasonable fees for services rendered and disbursements;

b)	as to $ ___________________ to the Co-Lead Agents, on its own behalf and behalf of the Agents, as the case may be, being an amount that is equal to:

(1) $________________, representing 50% of the Cash Fee, together with any pro rata interest earned thereon; and

(2) $_____________________, representing any expenses incurred by the Agents and not already paid by the Corporation on the Closing Date;

c)	$_____________________, representing the balance to or at the direction of the Corporation.

Payment is to be made forthwith and by wire transfer as follows:

d)	as to $___________________ to the Co-Lead Agents in accordance with the instructions attached to this notice;

e)	as to $_____________________, representing the balance to the Corporation in accordance with the instructions attached to this notice.

The Subscription Receipt Agent is hereby irrevocably directed and authorized by the Corporation to cause the issuance and delivery, on behalf of the Corporation, of the Underlying Shares to the persons to whom such Underlying Shares are to be issued pursuant to the Subscription Receipt Agreement effective as at February 12, 2026, noted above, all as provided in Section 3.3 of the Subscription Receipt Agreement. The Corporation hereby confirms that the issuance of the Underlying Shares has been duly authorized by all necessary corporate action and upon their issuance and delivery the Underlying Shares will be issued as fully paid and non-assessable common shares of the Corporation.

The foregoing direction is irrevocable and shall constitute your good and sufficient authority for causing such issuance and making such payments as directed above.

[Signature Page Follows]

THIS ESCROW RELEASE NOTICE IS DATED the day        of                           , 20        .

POCML 7 INC. (TO BE RENAMED VERDERA ENERGY CORP.)

By:
Name:	David D’Onofrio
Title:	Director

VERDERA ENERGY CORP.

By:
Name:	Janet Lee-Sheriff
Title:	CEO

HAYWOOD SECURITIES INC.

Per:

Authorized Signing Officer

SCP RESOURCE FINANCE LP

Per:

Authorized Signing Officer

SCHEDULE C

FORM OF DECLARATION OF REMOVAL OF LEGEND

Declarations for Removal of Legend TO:      POCML 7 INC. (the "Corporation").

AND TO: ODYSSEY TRUST COMPANY

The undersigned (A) acknowledges that the sale of securities of the Corporation to which this declaration relates, represented by certificate number _______________ or held in direct registration system (DRS) account number _______________, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned is not (a) an "affiliate" (as defined in Rule 405 under the U.S. Securities Act) of the Corporation, (b) a "distributor" as defined in Regulation S, or (c) an affiliate of a distributor; (2) the offer of such securities was not made to a "U.S. person" or to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Canadian Securities Exchange, and neither the seller nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

The undersigned understands that the Corporation, its transfer agent and others are relying upon the representations contained in this Declaration. The undersigned agrees to and does hereby indemnify and hold the Corporation, its transfer agent, directors, officers, employees, agents and counsel (collectively, the “Indemnified Parties”) harmless from and against any claim against any Indemnified Party as a result of or which involves the inaccuracy of any representation or the breach of any warranty or covenant made by the undersigned in this Declaration, including, without limitation, all expenses, reasonable attorneys’ fees and court costs incurred as a result of any such inaccuracy of any representation or breach of any warranty or covenant.

By:
Signature

Name (please print)

Date

Affirmation By Seller's Broker-Dealer

We have read the foregoing representations of our customer,________________________ (the "Seller") dated________________________, with regard to our sale, for such Seller's account, of the securities of the Corporation described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the Canadian Securities Exchange, (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities, and (D) no selling concession, fee or other remuneration is being paid to us in connection with this offer and sale other than the usual and customary broker's commission that would be received by a person executing such transaction as agent. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Name of Firm

By:
Authorized officer

Date: